AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OCTOBER 8, 1997
                                                  REGISTRATION NO. 333-34753-01

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                        SINCLAIR BROADCAST GROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 ------------
                                   MARYLAND
        (State or other jurisdiction of incorporation or organization)
                                 ------------
                                  52-1494660
                     (I.R.S. Employer Identification No.)
                                 ------------
                                     4833
           (Primary Standard Industrial Classification Code Number)

                               ----------------

                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                (410) 467-5005

       (Address, including ZIP Code, and telephone number, including area code, of registrants' principal executive offices)

                               ----------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS.
                               ----------------
                                DAVID D. SMITH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SINCLAIR BROADCAST GROUP, INC.
                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                 (410) 467-5005


            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                               ----------------
                                  Copies to:

       George P. Stamas, Esq.                     Steven A. Thomas, Esq.
     Wilmer, Cutler & Pickering                 Thomas & Libowitz, P.A.
         2445 M Street, N.W.                 100 Light Street - Suite 1100
       Washington, D.C. 20037                     Baltimore, MD 21202
          (202) 663-6000                            (410) 752-2468

Approximate date of commencement of proposed sale of the securities to the public:
 As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                               ----------------
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS

                                                                                   ADDRESS, INCLUDING
                                                                                       ZIP CODE,
                                                 PRIMARY                         AND TELEPHONE NUMBER,
      EXACT NAME OF         STATE OR OTHER       STANDARD          I.R.S.         INCLUDING AREA CODE,
      REGISTRANT AS        JURISDICTION OF      INDUSTRIAL        EMPLOYER          OF REGISTRANT'S
      SPECIFIED IN         INCORPORATION OR   CLASSIFICATION   IDENTIFICATION     PRINCIPAL EXECUTIVE
       ITS CHARTER           ORGANIZATION      CODE NUMBER         NUMBER               OFFICES
------------------------- ------------------ ---------------- ---------------- --------------------------
Chesapeake Television,         Maryland            4833          52-1590917    2000 West 41st Street
 Inc.                                                                          Baltimore, Maryland 21211
                                                                               410/467-5005
Chesapeake Television          Delaware            4833          51-0336990    2000 West 41st Street
 Licensee, Inc.                                                                Baltimore, Maryland 21211
                                                                               410/467-5005
FSF-TV, Inc.                North Carolina         4833          56-1739096    2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
KABB Licensee, Inc.            Delaware            4833          52-1974581    2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
KDNL Licensee, Inc.            Delaware            4833          52-1974579    2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
KSMO, Inc.                     Maryland            4833          52-1836395    2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
KSMO Licensee, Inc.            Delaware            4833          52-1966077    2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
KUPN Licensee, Inc.            Maryland            4833          52-2016990    2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
SCI-Indiana Licensee,          Delaware            4833          52-1974576    2000 West 41st Street
 Inc.                                                                          Baltimore, Maryland 21211
                                                                               410/467-5005
SCI-Sacramento                 Delaware            4833          52-1974575    2000 West 41st Street
 Licensee, Inc.                                                                Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Communica-            Maryland            4833          52-1977539    2000 West 41st Street
 tions, Inc.                                                                   Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of Albu-        Maryland            4833          52-1976547    2000 West 41st Street
 querque, Inc.                                                                 Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of Albu-        Delaware            4833          52-1974593    2000 West 41st Street
 querque Licensee,                                                             Baltimore, Maryland 21211
 Inc.                                                                          410/467-5005
Sinclair Radio of              Maryland            4833          52-1975701    2000 West 41st Street
 Buffalo, Inc.                                                                 Baltimore, Maryland 21211
                                                                               410/467-5005

                                                                                   ADDRESS, INCLUDING
                                                                                       ZIP CODE,
                                                 PRIMARY                         AND TELEPHONE NUMBER,
      EXACT NAME OF         STATE OR OTHER       STANDARD          I.R.S.         INCLUDING AREA CODE,
      REGISTRANT AS        JURISDICTION OF      INDUSTRIAL        EMPLOYER          OF REGISTRANT'S
      SPECIFIED IN         INCORPORATION OR   CLASSIFICATION   IDENTIFICATION     PRINCIPAL EXECUTIVE
       ITS CHARTER           ORGANIZATION      CODE NUMBER         NUMBER               OFFICES
------------------------- ------------------ ---------------- ---------------- --------------------------
Sinclair Radio of Buf-         Delaware            4833          52-1974582    2000 West 41st Street
 falo Licensee, Inc.                                                           Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of              Maryland            4833          52-1975786    2000 West 41st Street
 Greenville, Inc.                                                              Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of              Delaware            4833          52-1974584    2000 West 41st Street
 Greenville Licensee,                                                          Baltimore, Maryland 21211
 Inc.                                                                          410/467-5005
Sinclair Radio of Los          Maryland            4833          52-1975780    2000 West 41st Street
 Angeles, Inc.                                                                 Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of Los          Delaware            4833          52-1974591    2000 West 41st Street
 Angeles Licensee,                                                             Baltimore, Maryland 21211
 Inc.                                                                          410/467-5005
Sinclair Radio of              Maryland            4833          52-1975784    2000 West 41st Street
 Memphis, Inc.                                                                 Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of              Delaware            4833          52-1974586    2000 West 41st Street
 Memphis Licensee,                                                             Baltimore, Maryland 21211
 Inc.                                                                          410/467-5005
Sinclair Radio of              Maryland            4833          52-1975785    2000 West 41st Street
 Nashville, Inc.                                                               Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of Nash-        Delaware            4833          52-1974585    2000 West 41st Street
 ville Licensee, Inc.                                                          Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of New          Maryland            4833          52-1975783    2000 West 41st Street
 Orleans, Inc.                                                                 Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of New          Delaware            4833          52-1974588    2000 West 41st Street
 Orleans Licensee,                                                             Baltimore, Maryland 21211
 Inc.                                                                          410/467-5005
Sinclair Radio of St.          Maryland            4833          52-1975782    2000 West 41st Street
 Louis, Inc.                                                                   Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of St.          Delaware            4833          52-1974592    2000 West 41st Street
 Louis Licensee, Inc.                                                          Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio of              Maryland            4833          52-1975788    2000 West 41st Street
 Wilkes-Barre, Inc.                                                            Baltimore, Maryland 21211
                                                                               410/467-5005
Sinclair Radio                 Delaware            4833          52-1974583    2000 West 41st Street
 of Wilkes-Barre                                                               Baltimore, Maryland 21211
 Licensee, Inc.                                                                410/467-5005

                                                                                 ADDRESS, INCLUDING
                                                                                     ZIP CODE,
                                               PRIMARY                         AND TELEPHONE NUMBER,
     EXACT NAME OF        STATE OR OTHER       STANDARD          I.R.S.         INCLUDING AREA CODE,
     REGISTRANT AS       JURISDICTION OF      INDUSTRIAL        EMPLOYER          OF REGISTRANT'S
     SPECIFIED IN        INCORPORATION OR   CLASSIFICATION   IDENTIFICATION     PRINCIPAL EXECUTIVE
      ITS CHARTER          ORGANIZATION      CODE NUMBER         NUMBER               OFFICES
----------------------- ------------------ ---------------- ---------------- --------------------------
Superior Communica-          Delaware            4833          61-1250982    2000 West 41st Street
 tions of Kentucky,                                                          Baltimore, Maryland 21211
 Inc.                                                                        410/467-5005
Superior Communica-          Oklahoma            4833          73-1021304    2000 West 41st Street
 tions of Oklahoma,                                                          Baltimore, Maryland 21211
 Inc.                                                                        410/467-5005
Superior KY License          Delaware            4833          61-1250983    2000 West 41st Street
 Corp.                                                                       Baltimore, Maryland 21211
                                                                             410/467-5005
Superior OK License          Delaware            4833          73-1438189    2000 West 41st Street
 Corp.                                                                       Baltimore, Maryland 21211
                                                                             410/467-5005
Tuscaloosa Broadcast-        Maryland            4833          52-1940000    2000 West 41st Street
 ing, Inc.                                                                   Baltimore, Maryland 21211
                                                                             410/467-5005
WCGV, Inc.                   Maryland            4833          52-1836393    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WCGV Licensee, Inc.          Delaware            4833          52-0349552    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WDBB, Inc.                   Maryland            4833          52-1947227    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WLFL, Inc.                   Maryland            4833          52-1911462    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WLFL Licensee, Inc.          Delaware            4833          51-0364246    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WLOS Licensee, Inc.          Delaware            4833          52-1974580    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WPGH, Inc.                   Maryland            4833          52-1742771    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WPGH Licensee, Inc.          Maryland            4833          52-1742774    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005
WSMH, Inc.                   Maryland            4833          52-1952880    2000 West 41st Street
                                                                             Baltimore, Maryland 21211
                                                                             410/467-5005

                                                                                  ADDRESS, INCLUDING
                                                                                      ZIP CODE,
                                                PRIMARY                         AND TELEPHONE NUMBER,
     EXACT NAME OF         STATE OR OTHER       STANDARD          I.R.S.         INCLUDING AREA CODE,
     REGISTRANT AS        JURISDICTION OF      INDUSTRIAL        EMPLOYER          OF REGISTRANT'S
      SPECIFIED IN        INCORPORATION OR   CLASSIFICATION   IDENTIFICATION     PRINCIPAL EXECUTIVE
      ITS CHARTER           ORGANIZATION      CODE NUMBER         NUMBER               OFFICES
------------------------ ------------------ ---------------- ---------------- --------------------------
WSMH Licensee, Inc.           Delaware            4833          52-1939265    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WSTR, Inc.                    Maryland            4833          52-1836394    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WSTR Licensee, Inc.           Maryland            4833          52-1958895    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WSYX, Inc.                    Maryland            4833          52-2050323    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WTTE, Channel 28, Inc.        Maryland            4833          52-1313500    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WTTE, Channel 28              Maryland            4833          52-1742776    2000 West 41st Street
 Licensee, Inc.                                                               Baltimore, Maryland 21211
                                                                              410/467-5005
WTTO , Inc.                   Maryland            4833          52-1836391    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WTTO Licensee, Inc.           Delaware            4833          51-0349553    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WTVZ, Inc.                    Maryland            4833          52-1903498    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WTVZ Licensee, Inc.           Maryland            4833          52-1908393    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WYZZ, Inc.                    Maryland            4833          52-1959155    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005
WYZZ Licensee, Inc.           Delaware            4833          52-1959631    2000 West 41st Street
                                                                              Baltimore, Maryland 21211
                                                                              410/467-5005

PROSPECTUS

                           OFFER FOR ALL OUTSTANDING
                     9% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
                     9% SENIOR SUBORDINATED NOTES DUE 2007
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      OF



[GRAPHIC OMITTED]




                 The Exchange Offer and Withdrawal Rights will
                   expire at 5:00 p.m., New York City time,
                     on November 7, 1997, unless extended.

                               ----------------
     Sinclair Broadcast Group, Inc. (the "Company" or "Sinclair") hereby offers to exchange up to $200,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2007, (the "New Notes") for a like aggregate principal amount of the Company's outstanding 9% Senior Subordinated Notes due 2007 (the "Old Notes" and, with the New Notes, the "Notes"), of which
$200,000,000 is outstanding. The New Notes have terms that are substantially identical to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein), of which this Prospectus constitutes a part, do not contain terms with respect to transfer restrictions, and do not provide for additional interest for certain periods. The offer is made upon the terms and subject to the conditions set forth in this Prospectus (such Prospectus, as it may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer").

     The Old Notes are guaranteed, jointly and severally, on a senior subordinated basis (the "Old Guarantees") by substantially all of the Company's subsidiaries (the "Guarantors"). The New Notes also will be guaranteed, jointly and severally, on a senior subordinated basis (the "New Guarantees") by the Guarantors. A subsidiary may be released from its New Guarantee under certain circumstances. See "Description of the New Notes - New Guarantees."

     Interest on the New Notes will be payable semiannually on January 15 and July 15 of each year, commencing January 15, 1998. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. Currently, under the Company's Bank Credit Agreement (as defined) the Company could not exercise these options. On or prior to July 15, 2000, the Company may redeem up to 25% of the original principal amount of New Notes with the proceeds of a Public Equity Offering (as defined) of the Company at 109% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of a Change of Control (as defined), each holder of the New Notes may require the Company to repurchase all or a portion of such holder's New Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.
See "Description of the New Notes."
                                                       (Continued on next page)

                               ----------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD NOTES IN THE EXCHANGE OFFER.
                               ----------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-
     TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
       UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTA-
                  TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 10, 1997.

(Continued From Cover Page)

     The New Notes will be unsecured obligations of the Company and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. The New Guarantees will be unsecured obligations of the Guarantors and will be subordinated to all existing and future Guarantor Senior Indebtedness (as defined). As of October 1, 1997, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes was $332.3 million and the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees was $332.3 million (including $325.6 million of outstanding indebtedness representing guarantees of Senior Indebtedness). Under the terms of the indenture with respect to the New Notes (the "Indenture"), the Company and the Guarantors are permitted to incur additional Senior Indebtedness and Guarantor Senior Indebtedness, including certain indebtedness relating to acquisitions.

     There is no public market for the New Notes, and the Company does not intend to apply for listing of the New Notes on any national securities exchange or for a quotation through the Nasdaq Stock Market ("Nasdaq"). The Company has been advised by the Initial Purchasers (as defined) of the Old Notes that they intend to make a market in the New Notes; however, they are under no obligation to do so and may discontinue any market-making activities at any time without notice.

     The terms of the New Notes will be identical in all material respects to the respective terms of the Old Notes, except that (i) the New Notes will have been registered under the Securities Act of 1933 (the "Securities Act") and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) the New Notes will not be subject to an increase in interest payments thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act.

     The New Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Rights Agreement dated July 2, 1997 (the "Registration Rights Agreement") among the Company, the Guarantors and the Initial Purchasers (as defined herein). In the event the Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of outstanding principal amount thereof have taken certain actions or exercised certain rights under the indenture governing the Notes.

     The Company is making the Exchange Offer with respect to the New Notes in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Staff") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder of such New Notes (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old
Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes or any other New Notes received in respect thereof.

     Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof), in writing, information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Based on the positions taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes ) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer - Resales of New Notes."

     In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the

Indenture (except for those rights that terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to all of the existing restrictions upon transfer thereof and the Company will not have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors - Consequences of a Failure to Exchange Old Notes."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

     Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York City time, on November 7, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer - Fees and Expenses." This Prospectus, together with the Letter of Transmittal and Notice of Guaranteed Delivery, is being sent to all registered holders of Old Notes as of October 10, 1997.

     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                               ----------------
      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
        REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR
        MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON
           AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS
            DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN
           THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PER-
             SON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UN-
              LAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
                  ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-
                     CUMSTANCES, CREATEANY IMPLICATION THAT
                    THERE HAS NOT BEEN ANY CHANGE IN THE AF-
                      FAIRS OF THE COMPANY SINCE THE DATE
                                     HEREOF.

                                ----------------

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 5 Park Place, Room 1228, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which is publicly available though the Commission's World Wide Web site (http://www.sec.gov). In addition, the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") is listed on the Nasdaq Stock Market's National Market System, and material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

   (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended), together with the report of Arthur Andersen LLP, independent certified public accountants;

   (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

   (c) The historical financial statements contained in the Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996, August 30, 1996, September 5, 1996 and February
       25, 1997 together with the reports of the independent accountants related thereto; and

   (d) The Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996, August 30, 1996,
       September 5, 1996,  February 25, 1997,  June 27, 1997, July 2, 1997, July
       14, 1997, July 17, 1997, July 29, 1997, August 13, 1997, August 26, 1997,
       August 29,  1997,  September 3, 1997,  September  22, 1997 and October 8,
       1997.

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents or portions thereof incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:

                              Patrick J. Talamantes
                         Sinclair Broadcast Group, Inc.
                               2000 W. 41st Street
                               Baltimore, MD 21211

     The New Notes will be represented by a global certificate registered in the name of The Depository Trust Company ("DTC") or its nominee and, if holders that are not qualified institutional buyers participate in the Exchange Offer, by individual certificates issued in the names of such holders or their nominees. See "Description of the New Notes - Book-Entry Securities; The Depository Trust Company; Delivery and Form."

                                    SUMMARY

     The following summary should be read in conjunction with the more detailed information, financial statements and notes thereto in this Prospectus or incorporated herein by reference. Unless the context otherwise indicates or unless specifically defined otherwise, as used herein, the "Company" or "Sinclair" means Sinclair Broadcast Group, Inc. and its direct and indirect wholly-owned subsidiaries (collectively, the "Subsidiaries").


                                    SINCLAIR

     The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements ("LMAs") to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the rights to provide programming to two additional television stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned. The Company owns 27 radio stations, has pending acquisitions of 24 radio stations and has options to acquire an additional seven radio stations. The Company has entered into an agreement to sell or exchange three of the radio stations it currently owns.

     The 29 television stations the Company owns or programs pursuant to LMAs are located in 21 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation with ten stations affiliated with Fox
Broadcasting Company ("Fox"), 12 with United Paramount Television Network Partnership ("UPN"), three with The WB Television Network ("WB"), two with ABC and one with CBS. One station operates as an independent. The Company has recently entered into an agreement with WB pursuant to which eight of its stations would switch affiliations to, and one independent station has become affiliated with, WB. In addition, the Company has notified UPN of its non-renewal of affiliation with respect to three additional stations, which will either operate as independents or enter into new affiliation agreements with UPN or another network.

     The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, progressive rock and adult contemporary. Of the 27 stations owned by the Company, 12 broadcast on the AM band and 15 on the FM band. The Company owns between two and eight stations in all but one of the seven radio markets it serves.

     The Company has undergone rapid and significant growth over the course of the last six years. Since 1991, the Company has increased the number of stations it owns or provides services to from three television stations to 29 television stations and 27 radio stations. From 1991 to 1996, net broadcast revenues and Adjusted EBITDA (as defined herein) increased from $39.7 million to $346.5 million, and from $15.5 million to $180.3 million, respectively. Pro forma for the acquisitions completed in 1996 and the Heritage Acquisition described below, 1996 net broadcast revenues and Adjusted EBITDA would have been $532.4 million and $246.3 million, respectively.

     The Company is a Maryland corporation formed in 1986. The Company's principal offices are located at 2000 West 41st Street, Baltimore, Maryland 21211, and its telephone number is (410) 467-5005.


                              RECENT DEVELOPMENTS

AGREEMENT WITH THE WB NETWORK

     On July 4, 1997, the Company entered into an agreement with WB (the "WB Agreement"), pursuant to which the Company agreed that certain stations currently affiliated with UPN would terminate their affiliations with UPN at the end of the current affiliation term in January 1998, and would enter into affiliation agreements with WB effective as of that date. The Company has advised UPN that the following stations owned or provided programming services by the Company will not renew their affiliation agreements with UPN when the current agreements expire on January 15, 1998 (January 1999 with respect to WTTV-TV/WTTK-TV): WPTT-TV, Pittsburgh, Pennsylvania, WNUV-TV, Baltimore, Maryland, WSTR-TV, Cincinnati, Ohio, KRRT-TV, San Antonio, Texas, KOCB-TV, Oklahoma City, Oklahoma, KSMO-TV, Kansas City, Missouri, KUPN-TV, Las Vegas, Nevada, WCGV-TV, Milwaukee, Wisconsin, WABM-TV, Birmingham, Alabama, and WTTV-TV/WTTK-TV, Indianapolis, Indiana. These stations (other than WCGV-TV, KSMO-TV and WABM-TV, which will either operate as independents or enter into new affiliation agreements with UPN or another network) will enter into ten-year affiliation agreements with WB beginning on January 16, 1998 (other than WTTV-TV/WTTK-TV, with respect to which the affiliation agreement will begin January 11, 1999 and end January 15, 2008). Pursuant to the WB Agreement, the WB affiliation agreements of WVTV-TV, Milwaukee, Wisconsin, and WTTO-TV, Birmingham, Alabama (whose programming is simulcasted on WDBB-TV, Tuscaloosa, Alabama), have been extended to January 16, 2008. In addition, WFBC-TV in Greenville, South Carolina will become affiliated with WB on November 1, 1999, when WB's current affiliation with another station in that market expires. WTVZ-TV, Norfolk, Virginia and WLFL-TV, Raleigh, North Carolina, will become affiliated with WB when their affiliations with Fox expire. These Fox affiliations are scheduled to expire on August 31, 1998. Under the terms of the WB Agreement, WB has agreed to pay the Company $64 million aggregate amount in monthly installments during the eight years commencing on January 16, 1998 in consideration for entering into affiliation agreements with WB. In addition, WB will be obligated to pay an additional $10 million aggregate amount in monthly installments in each of the following two years provided that WB is in the business of supplying programming as a television network during each of those years.

     In August 1997, UPN filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. See "Risk Factors - Certain Network Affiliation Agreements" and "Business of Sinclair - Legal Proceedings" in the Company's Current Report on Form 8-K filed on October 8, 1997, which is incorporated herein by reference.


HERITAGE ACQUISITION

     On July 16, 1997, the Company entered into agreements (the "Heritage Acquisition Agreements") with The News Corporation Limited, Heritage Media Group, Inc. and certain subsidiaries of Heritage Media Corporation (collectively, "Heritage"), pursuant to which the Company agreed to acquire certain television and radio assets of such subsidiaries. Under the Heritage Acquisition Agreements, the Company will acquire the assets of, or the right to program pursuant to LMAs, six television stations in three markets and the assets of 24 radio stations in seven markets (the "Heritage Acquisition"). The television stations serve the following markets: Charleston/Huntington, West Virginia; Mobile, Alabama/Pensacola, Florida; and Burlington, Vermont/Plattsburgh, New York. The radio stations serve the following markets:
St. Louis, Missouri; Portland, Oregon; Kansas City, Missouri; Milwaukee, Wisconsin; Norfolk, Virginia; New Orleans, Louisiana; and Rochester, New York. The aggregate purchase price for the assets is $630 million payable in cash at closing, less a deposit of $63 million paid at the time of signing the Heritage Acquisition Agreements. The Heritage Acquisition Agreements also provide for the acquisition of the assets of a television station in Oklahoma City, Oklahoma; the Company is required by the agreements to dispose of its interest in that station, and the Company has entered into a letter of intent to sell that station for $60 million in cash. The Company intends to finance the purchase price from some combination of the proceeds of the Common Stock Offering (as defined), the proceeds of the Preferred Stock Offering (as defined), funds available under the Company's Bank

Credit Agreement (as defined), and the anticipated $60 million in proceeds from the sale of the Company's interest in the Oklahoma City station. Closing of the Heritage Acquisition is conditioned on, among other things, FCC approval and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


PREFERRED STOCK AND COMMON STOCK OFFERINGS

     On September 23, 1997, the Company completed a public offering of $172.5 million aggregate liquidation value (including shares sold on September 30, 1997 pursuant to the exercise of an overallotment option) of its Series D Convertible Exchangeable Preferred Stock par value $.01 per share (the "Series D Preferred Stock") (the offering of the Series D Preferred Stock, the "Preferred Stock Offering") pursuant to a $1 billion shelf registration statement filed with the Commission on September 16, 1997 (the "Shelf Registration Statement") and a prospectus supplement filed with the Commission on September 17, 1997. The Series D Preferred Stock has a liquidation preference of $50 per share and a stated annual dividend of $3.00 per share payable quarterly out of legally available funds. The Series D Preferred Stock is convertible into shares of Class A Common Stock at the option of the holders thereof at a conversion price of $45.625 per share. The Series D Preferred Stock is exchangeable beginning December 15, 2000, at the option of the Company for Convertible Subordinated Debentures of the Company, due 2012 and is redeemable at the option of the Company beginning three years after issuance at specified prices plus accrued dividends. Except under certain limited circumstances, shares of Series D Preferred Stock will not have the right to vote on matters on which shares of Common Stock have a vote, prior to their conversion into Class A Common Stock.

     Concurrently with the Preferred Stock Offering and pursuant to the Shelf Registration Statement and a prospectus supplement filed with the Commission on September 23, 1997, the Company and certain stockholders of the Company (the "Selling Stockholders") completed a public offering of 4,345,000 shares and 1,750,000 shares (each including shares sold September 30, 1997 pursuant to the exercise of an overallotment option) of Class A Common Stock, respectively (the "Common Stock Offering").

     The Company received net proceeds from the Preferred Stock Offering and the Common Stock Offering of approximately $167.0 million and $151.1 million, respectively.  The Company  used the  majority of these funds to repay  existing borrowings under the Bank Credit Agreement (as defined herein). Contemporaneously with the Preferred Stock Offering and the Common Stock Offering, the Company and the lenders under the Bank Credit Agreement entered into an amendment to the Bank Credit Agreement, the effect of which was to recharacterize $275 million of indebtedness from the Tranche A term loan under the Bank Credit Agreement to amounts owing under the revolving credit facility under the Bank Credit Agreement. The Company used $285.7 million of the net proceeds from the Common Stock Offering and the Preferred Stock Offering to repay outstanding borrowings under the revolving credit facility, $8.9 million to repay outstanding amounts under the Tranche A term loan and the remaining net proceeds of approximately $25.1 million for general corporate purposes. Borrowings under the Tranche A term loan were used to finance acquisitions, and the weighted average interest rate of the borrowings thereunder was 6.73% on the date as of which the $275 million was recharacterized. Borrowings under the revolving credit facility (other than the recharacterized $275 million) were used for general corporate purposes. As of September 30, 1997, there were no amounts outstanding under the revolving credit facility. The Company may reborrow amounts under the revolving credit facility until December 31, 2004. In addition, the Bank Credit Agreement provides for a Tranche C term loan in the amount of up to $400 million which can be ulitized upon approval by the agent bank and the raising of sufficent commitments from banks to fund the additional loans.

                               THE EXCHANGE OFFER

GENERAL..................   The Old Notes were  issued by the Company on July 2,
                            1997 to Smith Barney Inc.,  Chase  Securities  Inc.,
                            Salomon  Brothers Inc and Furman Selz (the  "Initial
                            Purchasers").  The Initial  Purchasers  subsequently
                            resold  the Old  Notes  to  qualified  institutional
                            buyers  in   reliance   upon  Rule  144A  under  the
                            Securities   Act.  Up  to   $200,000,000   aggregate
                            principal  amount of New Notes are being  offered in
                            exchange for a like  aggregate  principal  amount of
                            Old Notes (the "Exchange  Offer").  The Company will
                            issue,  promptly after the Expiration  Date,  $1,000
                            principal  amount of New Notes in exchange  for each
                            $1,000  principal  amount of  outstanding  Old Notes
                            tendered  and  accepted  in   connection   with  the
                            Exchange  Offer.  The Company is making the Exchange
                            Offer in order to satisfy obligations under the Registration Rights Agreement (the "Registration
                            Rights Agreement") relating to the Old Notes. For a description of the procedures for tendering Old
                            Notes,  see "The  Exchange  Offer -  Procedures  for
                            Tendering Old Notes." The Old Notes were guaranteed by the Guarantors (the "Old Guarantees"), and in connection with the Exchange Offer, the Guarantors are exchanging the Old Guarantees for the New
                            Guarantees.

EXPIRATION DATE .........   5:00 p.m.,  New York City time,  on November 7, 1997
                            (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company (in which case the term
                            "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See
                            "The Exchange Offer - Expiration  Date;  Extensions;
                            Amendments."

CONDITIONS TO THE EXCHANGE
 OFFER ..................   The Exchange Offer is subject to certain conditions,
                            which  may be  waived  by the  Company  in its  sole
                            discretion.  The Exchange  Offer is not  conditioned
                            upon any minimum  principal  amount of the Old Notes
                            being tendered. See "The Exchange Offer - Conditions
                            to the  Exchange  Offer." The Company  reserves  the
                            right in its sole and absolute  discretion,  subject
                            to  applicable  law,  at any time  and from  time to
                            time,  (i) to delay the  acceptance of the Old Notes
                            for exchange,  (ii) to terminate the Exchange  Offer
                            if  certain  specified   conditions  have  not  been
                            satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer - Expiration
                            Date; Extensions; Amendments."

WITHDRAWAL RIGHTS  ......   Tenders of Old Notes may be withdrawn at any time on
                            or prior to the Expiration Date by delivering a written notice of such withdrawal to First Union
                            National Bank (the "Exchange Agent") in conformity with certain procedures set forth below under "The
                            Exchange Offer - Withdrawal Rights."

PROCEDURES FOR TENDERING
 OLD NOTES .............    Tendering  holders  of Old Notes must  complete  and
                            sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, together with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. See "The Exchange
                            Offer - Procedures for Tendering Old Notes." Letters of Transmittal and certificates representing Old
                            Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent.
                            Questions regarding how to tender and requests for information should be directed to the Exchange
                            Agent. See "The Exchange Offer Exchange Agent."

RESALES OF NEW NOTES  ...   The Company is making the Exchange Offer in reliance
                            on the  position  of the staff (the  "Staff") of the
                            Division of  Corporation  Finance of the  Securities
                            and Exchange  Commission (the  "Commission")  as set
                            forth in certain  interpretive  letters addressed to
                            third parties in other  transactions.  However,  the
                            Company has not sought its own  interpretive  letter
                            and there can be no  assurance  that the Staff would
                            make a similar  determination  with  respect  to the
                            Exchange  Offer  as  it  has  in  such  interpretive
                            letters   to   third   parties.   Based   on   these
                            interpretations by the Staff, and subject to the two
                            immediately   following   sentences,   the   Company
                            believes  that New  Notes  issued  pursuant  to this
                            Exchange  Offer in  exchange  for Old  Notes  may be
                            offered for resale, resold and otherwise transferred
                            by a holder  thereof  (other  than a holder who is a
                            broker-dealer)  without further  compliance with the
                            registration and prospectus delivery requirements of
                            the Securities Act, provided that such New Notes are
                            acquired  in the  ordinary  course of such  holder's
                            business and that such holder is not  participating,
                            and has no  arrangement  or  understanding  with any
                            person to participate, in a distribution (within the
                            meaning  of the  Securities  Act) of such New Notes.
                            However,   any   holder  of  Old  Notes  who  is  an
                            "affiliate"   of  the  Company  or  who  intends  to
                            participate in the Exchange Offer for the purpose of
                            distributing the New Notes, or any broker-dealer who
                            purchased  the Old Notes from the  Company to resell
                            pursuant  to  Rule  144A  or  any  other   available
                            exemption  under the Securities Act, (a) will not be
                            able to rely on the interpretations of the Staff set
                            forth in the above-mentioned  interpretive  letters,
                            (b) will not be permitted or entitled to tender such
                            Old Notes in the Exchange  Offer and (c) must comply
                            with  the  registration   and  prospectus   delivery
                            requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old
                            Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

                            Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                            Act) of such New Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes.

                            Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the New Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer - Resale of New Notes," the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer - Resales of New Notes."

EXCHANGE AGENT  .........   The  exchange  agent with  respect  to the  Exchange
                            Offer is First Union National Bank. The addresses, and telephone and facsimile numbers of the Exchange
                            Agent  are  set  forth  in  "The  Exchange  Offer  -
                            Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds .........   The Company will not receive any cash  proceeds from
                            the issuance of the New Notes  offered  hereby.  See
                            "Use of Proceeds."

CERTAIN UNITED STATES
 FEDERAL INCOME TAX
 CONSEQUENCES  .........    Holders of Old Notes should  review the  information
                            set  forth  under  "Certain  United  States  Federal
                            Income  Tax  Consequences"  prior to  tendering  Old
                            Notes in the Exchange Offer.

                                  THE NEW NOTES

NOTES OFFERED............   The terms of the New Notes will be  identical in all
                            material respects to the Old Notes, except that the New Notes will not contain terms with respect to transfer restrictions and will not provide for penalty amounts for certain future periods.

MATURITY DATE............   July 15, 2007.

INTEREST PAYMENT DATES...   January  15 and  July  15 of each  year,  commencing
                            January 15, 1998.

OPTIONAL REDEMPTION......   The New Notes  will be  redeemable  at the option of
                            the Company, in whole or in part, at any time on or after July 15, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. On or prior to July 15, 2000, the Company may redeem up to 25% of the original principal amount of the New
                            Notes with the proceeds of a Public Equity Offering at 109% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of the New
                            Notes - Optional Redemption."

CHANGE OF CONTROL  ......   Upon the  occurrence  of a Change of  Control,  each
                            holder of the New Notes may  require  the Company to
                            repurchase  all or a portion  of such  holder's  New
                            Notes at a  purchase  price in cash equal to 101% of
                            the principal amount thereof,  together with accrued
                            and  unpaid  interest,   if  any,  to  the  date  of
                            repurchase.  Certain highly  leveraged  transactions
                            and   certain   transactions   with  the   Company's
                            management  and its  affiliates  that may  adversely
                            affect  holders of the New Notes do not constitute a
                            Change of Control.  A Change of Control  will result
                            in an event of  default  under  the  Company's  Bank
                            Credit Agreement  (defined herein) which consists of
                            a $675 million  reducing  revolving  credit facility
                            (the "Revolving Credit Facility") and a $325 million
                            Term Loan (the "Term  Loan") and could result in the
                            acceleration  of all  indebtedness  under  the  Bank
                            Credit   Agreement   (which    constitutes    Senior
                            Indebtedness and Guarantor Senior Indebtedness). See
                            "Description of the New Notes - Certain  Covenants -
                            Purchase of New Notes Upon a Change of Control."

RANKING..................   The  New  Notes  will  be   unsecured   subordinated
                            obligations of the Company and, as such, will be subordinated to all existing and future Senior
                            Indebtedness of the Company. The New Notes will rank pari passu with all senior subordinated indebtedness of the Company. As of August 31, 1997, and after giving effect to the sale of the Old Notes and the use of the net proceeds therefrom, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes was $332.3 million, and the aggregate amount of indebtedness that would have been pari passu in right of payment with the Notes was $400 million. See "Description of the New
                            Notes - Subordination."

GUARANTEES...............   The  New  Notes  will  be  guaranteed,  jointly  and
                            severally, on a senior subordinated basis by each of
                            the   Guarantors,   which  consist  of  all  of  the
                            Company's  existing  Subsidiaries  other than Cresap
                            Enterprises,  Inc., KDSM, Inc., KDSM Licensee,  Inc.
                            and Sinclair Capital, an indirect subsidiary trust of the Company (the "Trust"). As of October 1, 1997, and after giving effect to the sale of the Old
                            Notes, the aggregate amount of

                            Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees would have been $332.3 million (including $325.6 million of outstanding indebtedness representing guarantees of Senior Indebtedness). See "Description of the New Notes - New Guarantees."

                            Under the terms of the Indenture, the Company has the right to form or acquire Subsidiaries in the future that will not be required to be guarantors of the New Notes. Under the terms of the Indenture, a Subsidiary is not permitted to guarantee Senior Indebtedness, including indebtedness under the Bank Credit Agreement, or assume or become liable with respect to Indebtedness of the Company unless such Subsidiary becomes a Guarantor and any Guarantor which no longer guarantees any other indebtedness of the Company may be released from its Guarantee. See "Description of the New Notes - Certain Covenants - Limitation on Restricted Payments; Limitation on Unrestricted Subsidiaries; and Limitation on Issuance of Guarantees of and Pledges for Indebtedness."

CERTAIN COVENANTS  ......   The Indenture contains certain covenants, including,
                            but not limited to,  covenants  with  respect to the
                            following  matters:  (i) limitation on indebtedness;
                            (ii)  limitation  on  restricted   payments;   (iii)
                            limitation on  transactions  with  affiliates;  (iv)
                            limitation on senior subordinated indebtedness;  (v)
                            limitation  on  liens;  (vi)  limitation  on sale of
                            assets;  (vii) limitation on issuances of guarantees
                            of and pledges for indebtedness;  (viii) restriction
                            on transfer of assets; (ix) limitation on subsidiary
                            equity  interests;  (x)  limitation on dividends and
                            other payment restrictions  affecting  subsidiaries;
                            (xi)  limitation on unrestricted  subsidiaries;  and
                            (xii)  restrictions on mergers,  consolidations  and
                            the  transfer  of  all or  substantially  all of the
                            assets  of  the  Company  to  another  person.   See
                            "Description of the New Notes - Certain Covenants."

ABSENCE OF PUBLIC TRADING
 MARKET FOR THE NEW NOTES   There is no public  market for the New Notes and the
                            Company  does not intend to apply for listing of the
                            New Notes on any national securities exchange or for
                            quotation  of the  New  Notes  through  Nasdaq.  The
                            Company has been advised by Smith Barney Inc., Chase
                            Securities  Inc.,  Salomon  Brothers  Inc and Furman
                            Selz (together,  the "Initial  Purchasers") that the
                            Initial Purchasers presently intend to make a market
                            in  the  New  Notes;  however,  they  are  under  no
                            obligation  to  do  so  and  may   discontinue   any
                            market-making activities at any time without notice.
                            No assurance can be given as to the liquidity of the trading market for the New Notes or that an active public market will develop. If an active public market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected. See "Risk Factors - Absence of
                            Public Trading Market for the New Notes."

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                         SINCLAIR BROADCAST GROUP, INC.
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The summary historical consolidated financial data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's audited Consolidated Financial Statements (the "Consolidated Financial Statements"). The Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 are incorporated herein by reference. The summary historical consolidated financial data for the six months ended June 30, 1996 and 1997 and as of June 30, 1996 and 1997 are unaudited, but in the opinion of management, such data have been prepared on the same basis as the Consolidated Financial Statements incorporated herein by reference and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for those periods. Results for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results for a full year. Separate financial information for the Trust is not provided since the Company believes it would not be material to investors. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sinclair" and Sinclair's Consolidated Financial Statements in Sinclair's Annual Report on Form 10-K (as amended) for the period ended December 31, 1996 and Sinclair's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, all of which are incorporated by reference herein. Pro forma data showing the effect of acquisitions completed by the Company in 1996 (the "1996 Acquisitions"), issuance of the Preferred Securities, the issuance of the Old Notes, the Heritage Acquisition and the Preferred Stock Offering and the Common Stock Offering is set forth in the Company's Report on Form 8-K filed October 8, 1997, which is incorporated by reference herein.


                                                                   YEARS ENDED DECEMBER 31,
                                                 ------------------------------------------------------------
                                                     1992         1993       1994(A)     1995(A)    1996(A)
                                                 ------------ ------------ ----------- ----------- ----------
STATEMENT OF
 OPERATIONS DATA:
 Net Broadcast Revenues(B) .....................  $ 61,081     $ 69,532     $118,611    $187,934    $346,459
 Barter revenues  ..............................     8,805        6,892       10,743      18,200      32,029
                                                  --------     --------     --------    --------    ---------
  Total revenues  ..............................    69,886       76,424      129,354     206,134     378,488
                                                  --------     --------     --------    --------    ---------
 Operating expenses, excluding depreciation and
  amortization, deferred compensation and special
  bonuses paid to executive officers ...........    32,993       32,295       50,545      80,446     167,765
 Depreciation and amortization(c)   ............    30,943       22,486       55,587      80,410     121,081
 Amortization of deferred compensation .........         -            -            -           -         739
 Special bonuses paid to executive officers  ...         -       10,000        3,638           -           -
                                                  --------     --------     --------    --------    ---------
 Broadcast operating income   ..................     5,950       11,643       19,584      45,278      88,903
                                                  --------     --------     --------    --------    ---------
 Interest and amortization of debt discount
  expense   ....................................    12,997       12,852       25,418      39,253      84,314
 Interest and other income .....................     1,207        2,131        2,447       4,163       3,478
 Subsidiary trust minority interest expense(d)           -            -            -           -           -
                                                  --------     --------     --------    --------    ---------
 Income (loss) before (provision) benefit for
  income taxes and extraordinary item  .........  $ (5,840)    $    922     $ (3,387)   $ 10,188    $  8,067
                                                  ========     ========     ========    ========    =========
 Net income (loss) available to common
  shareholders .................................  $ (4,651)    $ (7,945)    $ (2,740)   $     76    $  1,131
                                                  ========     ========     ========    ========    =========
 Earnings (loss) per common share:
  Net income (loss) before extraordinary
   item  .......................................  $  (0.16)    $      -     $  (0.09)   $   0.15    $   0.03
  Extraordinary item ...........................         -        (0.27)           -       (0.15)          -
                                                  --------     --------     --------    --------    ---------
  Net income (loss) per common share   .........  $  (0.16)    $  (0.27)    $  (0.09)   $      -    $   0.03
                                                  ========     ========     ========    ========    =========
  Weighted average shares out-
   standing (in thousands) .....................    29,000       29,000       29,000      32,205      37,381
                                                  ========     ========     ========    ========    =========
OTHER DATA:
 Broadcast cash flow(e) ........................  $ 28,019     $ 37,498     $ 67,519    $111,124    $189,216
 Broadcast cash flow margin(f)   ...............      45.9%        53.9%        56.9%       59.1%       54.6 %
 Adjusted EBITDA(g)  ...........................  $ 26,466     $ 35,406     $ 64,547    $105,750    $180,272
 Adjusted EBITDA margin(f) .....................      43.3%        50.9%        54.4%       56.3%       52.0 %
 After tax cash flow(h) ........................  $  9,398     $ 17,950     $ 24,948    $ 51,288    $ 76,745
 After tax cash flow margin(f)   ...............      15.4%        25.8%        21.0%       27.3%       22.3 %
 Program contract payments .....................  $ 10,427     $  8,723     $ 14,262    $ 19,938    $ 30,451
 Capital expenditures   ........................       426          528        2,352       1,702      12,609
 Corporate overhead expense   ..................     1,553        2,092        2,972       5,374       8,944

                                                  SIX MONTHS ENDED
                                                      JUNE 30,
                                               -----------------------
                                                 1996        1997
                                               ---------- ------------
                                                     (UNAUDITED)
STATEMENT OF
 OPERATIONS DATA:
 NET BROADCAST REVENUES(B) .....................  $117,339   $219,701
 Barter revenues  ..............................     9,571     19,870
                                                  ---------  --------
  Total revenues  ..............................   126,910    239,571
                                                  ---------  --------
 Operating expenses, excluding depreciation and
  amortization, deferred compensation and special
  bonuses paid to executive officers                52,826    114,697
 Depreciation and amortization(c)   ............    45,993     76,650
 Amortization of deferred compensation .........       506        233
 Special bonuses paid to executive officers  ...         -          -
                                                  ---------  --------
 Broadcast operating income   ..................    28,085     47,991
                                                  ---------  --------
 Interest and amortization of debt discount
  expense   ....................................    27,646     51,993
 Interest and other income .....................     3,172      1,087
 Subsidiary trust minority interest expense(d)           -      7,007
                                                  ---------  --------
 Income (loss) before (provision) benefit for
  income taxes and extraordinary item  .........  $  3,611   $ (9,922)
                                                  =========  ========
 Net income (loss) available to common
  shareholders .................................  $  1,511   $ (5,822)
                                                  =========  ========
 Earnings (loss) per common share:
  Net income (loss) before extraordinary
   item  .......................................  $   0.04   $  (0.17)
  Extraordinary item ...........................         -          -
                                                  ---------  --------
  Net income (loss) per common share   .........  $   0.04   $  (0.17)
                                                  =========  ========
  Weighted average shares out-
   standing (in thousands) .....................    34,750     34,746
                                                  =========  ========
OTHER DATA:
 Broadcast cash flow(e) ........................  $ 65,079   $105,600
 Broadcast cash flow margin(f)   ...............      55.5%      48.1%
 Adjusted EBITDA(g)  ........................... $  62,013   $ 98,615
 Adjusted EBITDA margin(f) .....................      52.8%      44.9%
 After tax cash flow(h) ........................ $  30,441   $ 32,737
 After tax cash flow margin(f)   ...............      26.0%      15.0%
 Program contract payments ..................... $  12,071   $ 26,259
 Capital expenditures   ........................     2,114      8,286
 Corporate overhead expense   ..................     3,066      6,985

                                                  (Continued on following page)

                                                                          AS OF DECEMBER 31,
                                                  -------------------------------------------------------------------
                                                     1992        1993        1994(A)       1995(A)        1996(A)
                                                  ----------- ----------- ------------- ------------- ---------------
Adjusted EBITDA to interest expense  ............      2.0 x       2.8 x         2.5 x         2.7 x           2.1 x
Adjusted EBITDA to interest expense plus
 subsidiary trust minority interest expense   .        2.0 x       2.8 x         2.5 x         2.7 x           2.1 x
Adjusted EBITDA less capital expenditures
 to interest expense plus subsidiary trust mi-
 nority interest expense                               2.0 x       2.7 x         2.4 x         2.7 x           2.0 x
Net debt to Adjusted EBITDA(i) ..................      4.1 x       5.8 x         5.3 x         2.9 x           7.1 x
Net debt plus Company Obligated Mandato-
 rily Redeemable Security of Subsidiary
 Trust Holding Solely KDSM Senior Deben-
 tures (as defined) to Adjusted EBITDA                 4.1 x       5.8 x         5.3 x         2.9 x           7.1 x
Cash flows from operating activities(j) ......... $  5,235     $11,230    $   20,781    $   55,909    $     68,970
Cash flows from investing activities(j) .........   (1,051)      1,521      (249,781)     (119,243)     (1,011,897)
Cash flows from financing activities(j) .........   (3,741)      3,462       213,410       173,338         832,818
Ratio of:
Earnings to fixed charges(k)   ..................        -        1.1 x            -          1.3 x           1.1 x



                                                         SIX MONTHS ENDED
                                                             JUNE 30,
                                                  ---------------------------
                                                       1996          1997
                                                  ------------- -------------
                                                            (UNAUDITED)
Adjusted EBITDA to interest expense  ............        2.2 x         1.9 x
Adjusted EBITDA to interest expense plus
 subsidiary trust minority interest expense   .          2.2 x         1.7 x
Adjusted EBITDA less capital expenditures
 to interest expense plus subsidiary trust mi-
 nority interest expense                                 2.2 x         1.5 x
Net debt to Adjusted EBITDA(i) ..................       10.4 x         5.4 x
Net debt plus Company Obligated Mandato-
 rily Redeemable Security of Subsidiary
 Trust Holding Solely KDSM Senior Deben-
 tures (as defined) to Adjusted EBITDA                  10.4 x         6.3 x
Cash flows from operating activities(j) ......... $   26,447    $   42,483
Cash flows from investing activities(j) .........   (942,126)     (112,429)
Cash flows from financing activities(j) .........    807,425        70,345
Ratio of:
Earnings to fixed charges(k)   ..................        1.1 x           -

                                                                   AS OF DECEMBER 31,
                                              ------------------------------------------------------------  AS OF JUNE 30,
                                                 1992        1993       1994(A)     1995(A)     1996(A)         1997
                                              ---------- ------------ ------------ ---------- ------------ ---------------
                                                                                                             (UNAUDITED)
BALANCE SHEET DATA:
 Cash and cash equivalents .................. $ 1,823     $  18,036    $   2,446    $112,450   $    2,341    $    2,740
 Total assets  .............................. 140,366       242,917      399,328     605,272    1,707,297     1,762,505
 Total debt(l) .............................. 110,659       224,646      346,270     418,171    1,288,147     1,175,783
 Company Obligated Mandatorily Re-
  deemable Security of Subsidiary Trust
  Holding Solely KDSM Senior Deben-
  tures(m)                                          -             -            -           -            -       200,000
 Total stockholders' equity (deficit)  ......  (3,127)      (11,024)     (13,723)     96,374      237,253       232,638

            NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

(a) The Company made acquisitions in 1994, 1995 and 1996 as described in the footnotes to the Consolidated Financial Statements incorporated herein by reference. The statement of operations and other data presented for periods preceding the dates of acquisitions do not include amounts for these acquisitions and therefore are not comparable to subsequent periods. Additionally, the years in which the specific acquisitions occurred may not be comparable to subsequent periods depending on when during the year the acquisition occurred.

(b) Net broadcast revenues are defined as broadcast revenues net of agency commissions.

(c) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment, and amortization of acquired intangible broadcasting assets and other assets including amortization of deferred financing costs and costs related to excess syndicated programming.

(d) Subsidiary trust minority interest expense represent the distributions on $200 million aggregate Liquidation Value of Preferred Securities (as defined) at a distribution rate of 11.625%.

(e) "Broadcast cash flow" is defined as broadcast operating income plus corporate overhead expense, special bonuses paid to executive officers, depreciation and amortization, (including film amortization and amortization of deferred compensation and excess syndicated programming) less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

                                             (notes continued on following page)

(f) "Broadcast cash flow margin" is defined as broadcast cash flow divided by net broadcast revenues. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by net broadcast revenues. "After tax cash flow margin" is defined as after tax cash flow divided by net broadcast revenues.

(g) "Adjusted EBITDA" is defined as broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(h) "After tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization of intangibles (excluding film amortization), amortization of deferred compensation, amortization of excess syndicated programming, special bonuses paid to executive officers, and the deferred tax provision (or minus the deferred tax benefit). After tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(i) Net debt is defined as total debt less cash and cash equivalents.

(j) These items are financial statement disclosures in accordance with Generally Accepted Accounting Principles and are also presented in the Company's consolidated financial statements incorporated by reference herein.

(k) Earnings were inadequate to cover fixed charges for the years ended December 31, 1992 and 1994, and for the six months ended June 30, 1997. Additional earnings of $5,840, $3,387, and $9,922 would have been required to cover fixed charges in 1992, 1994 and the six months ended June 30, 1997, respectively.

(l) "Total debt" is defined as long-term debt, net of unamortized discount, and capital lease obligations, including current portion thereof. In 1992 total debt included warrants outstanding which were redeemable outside the control of the Company. The warrants were purchased by the Company for $10.4 million in 1993. Total debt as of December 31, 1993 included $100 million in principal amount of the 1993 Notes (as defined herein), the proceeds of which were held in escrow to provide a source of financing for acquisitions that were subsequently consummated in 1994 utilizing borrowings under the Bank Credit Agreement. $100 million of the 1993 Notes was redeemed from the escrow in the first quarter of 1994. Total debt does not include the Preferred Securities.

(m) Company Obligated Mandatorily Redeemable Security of Subsidiary Trust Holding Solely KDSM Senior Debentures represents $200 million aggregate Liquidation Value of Preferred Securities which carry a mandatory redemption feature after twelve years.

                                  RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus, holders of Old Notes should review carefully the following risks concerning the New Notes, the Company and the broadcast industry before tendering Old Notes for exchange.


SUBSTANTIAL LEVERAGE AND PREFERRED STOCK OUTSTANDING


     The Company has consolidated indebtedness that is substantial in relation to its total stockholders' equity. As of October 1, 1997, the Company had outstanding long-term indebtedness (including current installments) of approximately $932.3 million (including the Old Notes). In addition, Sinclair Capital, a subsidiary trust of the Company (the "Trust"), had issued and outstanding $200 million aggregate liquidation amount of 11 5/8% High Yield Trust Offered Preferred Securities (the "Preferred Securities"), which are ultimately backed by $206.2 million liquidation amount of Series C Preferred Stock, par value $.01, of the Company (the "Series C Preferred Stock") each of which must be redeemed in 2009. The Company may borrow additional amounts under a bank credit facility governed by an Amended and Restated Credit Agreement dated as of May 20, 1997 with The Chase Manhattan Bank, as agent (as amended by the First Amendment thereto and as otherwise amended from time to time, the "Bank Credit Agreement"), of which $316.1 million was outstanding as of October 1, 1997, and expects to do so to finance the Heritage Acquisition. The Company also had outstanding 1,085,983 shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Convertible Preferred Stock") with an aggregate liquidation preference of $108.6 million as of October 1, 1997. Pursuant to the Preferred Stock Offering, the Company issued 3,450,000 shares of its Series D Convertible Exchangeable Preferred Stock with an aggregate liquidation preference of approximately $172.5 million, which is exchangeable at the option of the Company in certain circumstances for subordinated debentures of the Company with an aggregate principal amount of $172.5 million. The Company also has significant program contracts payable and commitments for future programming. Moreover, subject to the restrictions contained in its debt instruments and preferred stock, the Company may incur additional debt and issue additional preferred stock in the future.

     The Company and its subsidiaries have and will continue to have significant payment obligations relating to the Bank Credit Agreement, the Company's 10% Senior Subordinated Notes due 2003 (the "1993 Notes"), the Company's 10% Senior Subordinated Notes due 2005 (the "1995 Notes"), the New Notes (the 1993 Notes, the 1995 Notes and the New Notes, the "Existing Notes"), and the Preferred Securities, and a significant amount of the Company's cash flow will be required to service these obligations. In addition, the Company will be required to pay dividends on the Series D Preferred Stock and may be required to pay dividends on the Series B Convertible Preferred Stock in certain circumstances. The Company, on a consolidated basis, reported interest expense of $84.3 million for the year ended December 31, 1996. After giving pro forma effect to acquisitions completed by the Company in 1996, the issuance of the Preferred Securities, the issuance of the New Notes, the Heritage Acquisition and the Common Stock
Offering and Preferred Stock Offering as though each occurred on January 1, 1996, and the use of the net proceeds therefrom, the interest expense and Subsidiary Trust Minority Interest Expense would have been $164.7 million. The weighted average interest rates on the Company's indebtedness under the Bank Credit Agreement during the year ended December 31, 1996 was 8.08%.

     The $675 million revolving credit facility available to the Company under the Bank Credit Agreement will be subject to reductions beginning September 30, 1997, and will mature on the last business day of December 2004. Payment of portions of the $325 million term loan under the Bank Credit Agreement began on September 30, 1997 and the term loan must be fully repaid by December 31, 2004. The 1993 Notes mature in 2003, the 1995 Notes mature in 2005 and the New Notes mature in 2007. The Series C Preferred Stock must be redeemed in 2009. Required repayment of indebtedness of the Company totaling approximately $932.3 million will occur at various dates through May 31, 2007.


     The Company's current and future debt service obligations and obligations to make distributions on and to redeem preferred stock could have adverse consequences to holders of the New Notes, including the following: (i) the Company's ability to obtain financing for future working capital needs or additional acquisitions or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness and payments related to the Preferred Securities, thereby reducing funds available for operations; (iii) the Company may be vulnerable to changes in interest rates under its credit facilities; and (iv) the Company may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in its ability to withstand competitive pressures. If the Company is unable to service or refinance its indebtedness or preferred stock, it may be required to sell one or more of its stations to reduce debt service obligations.

     The Company expects to be able to satisfy its future debt service and dividend and other payment obligations and other commitments with cash flow from operations. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet such obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, it may be required to refinance all or a portion of its existing indebtedness or to obtain additional financing. There can be no assurance that any such refinancing or additional financing could be obtained on acceptable terms. If the Company is unable to service or refinance its indebtedness, it may be required to sell one or more of its stations to reduce debt service obligations.


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The indentures relating to the Existing Notes (the "Existing Indentures") and the Articles Supplementary relating to the Series C Preferred Stock restrict, among other things, the Company's and its Subsidiaries' (as defined in the Existing Indentures) ability to (i) incur additional indebtedness, (ii) pay dividends, make certain other restricted payments or consummate certain asset sales, (iii) enter into certain transactions with affiliates, (iv) incur indebtedness that is subordinate in priority and in right of payment to any Senior Indebtedness and senior in right of payment to the Existing Notes, (v) merge or consolidate with any other person, or (vi) sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. The indenture relating to the convertible subordinated debentures of the Company that would be issued if the Series D Preferred Stock were exchanged contains similar restrictions. In addition, the Bank Credit Agreement contains certain other and more restrictive covenants, including restrictions on redemption of capital stock, a limitation on the aggregate size of future acquisitions undertaken without lender consent, a requirement that certain conditions be satisfied prior to consummation of future acquisitions, and a limitation on the amount of capital expenditures permitted by the Company in future years without lender consent. The Bank Credit Agreement also requires the Company to maintain specific financial ratios and to satisfy certain financial condition tests. In addition, the Company may issue additional debt securities in the future ("Debt Securities"), pursuant to the Shelf Registration Statement or otherwise, with other and more restrictive covenants. The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The breach of any of these covenants could result in a default under the Bank Credit Agreement and/or the Existing Indentures and/or Debt Securities. In the event of a default under the Bank Credit Agreement, the Existing Indentures or any Debt Securities, the lenders and the noteholders could seek to declare all amounts outstanding under the Bank Credit Agreement, the Existing Notes or any Debt Securities, together with accrued and unpaid interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders under the Bank Credit Agreement could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Bank Credit Agreement, the Existing Notes or any Debt Securities were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, much of which ranks senior in right of payment to the New Notes. Substantially all of the assets of the Company and its Subsidiaries (other than the assets of KDSM, Inc. which ultimately back up the Preferred Securities) are pledged as security under the Bank Credit Agreement. The Subsidiaries (with the exception of Cresap Enterprises, Inc., KDSM, Inc. (as defined), KDSM Licensee, Inc. and the Trust) also guarantee the indebtedness under the Bank Credit Agreement and the Existing Indentures.

     In addition to a pledge of substantially all of the assets of the Company and its Subsidiaries, the Company's obligations under the Bank Credit Agreement are secured by mortgages on certain real property assets of certain non-Company entities (the "Stockholder Affiliates") owned and controlled by the Company's current majority stockholders (David D. Smith, Frederick G.
Smith, J. Duncan Smith and Robert E. Smith, collectively, the "Controlling Stockholders"), including Cunningham Communications, Inc. ("CCI"), Gerstell Development Corporation ("Gerstell"), Gerstell Development Limited Partnership ("Gerstell LP") and Keyser Investment Group, Inc. ("KIG"). If the Company were to seek to replace the Bank Credit Agreement, there can be no assurance that the assets of these Stockholder Affiliates would be available to provide additional security under a new credit agreement, or that a new credit agreement could be arranged on terms as favorable as the terms of the Bank Credit Agreement without a pledge of such Stockholder Affiliates' assets.


SUBORDINATION OF THE NEW NOTES AND THE NEW GUARANTEES; ASSET ENCUMBRANCES

     The payment of principal of, premium, if any, and interest on the New Notes will be subordinated to the prior payment in full of existing and future Senior Indebtedness of the Company, which includes all indebtedness under the Bank Credit Agreement including obligations under interest rate agreements related thereto (the "Bank Interest Rate Agreements") and certain other indebtedness (the "Founders' Notes"). Therefore, in the event of the liquidation, dissolution, reorganization, or any similar proceeding regarding the Company, the assets of the Company will be available to pay obligations on the New Notes only after Senior Indebtedness has been paid in full in cash or cash equivalents or in any other form acceptable to the holders of Senior Indebtedness, and there may not be sufficient assets to pay amounts due on all or any of the New Notes. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the New Notes, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the New Notes, if any Designated Senior Indebtedness (as defined in the Indenture) is not paid when due or any other default on Designated Senior Indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Designated Senior Indebtedness, the Company may not make any payments on the New Notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of the New Notes - Subordination." As of October 1, 1997, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes would have been $332.3 million, and the aggregate amount of indebtedness that was pari passu in right of payment to the New Notes would have been $400 million. The Company's and the Subsidiaries' ability to incur additional indebtedness is restricted under the Subordinated Note Indentures. Any indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness and may be secured. See "Description of the New Notes - Certain Covenants - Limitation on Indebtedness."

     The New Guarantees by the Guarantors will be subordinated in right of payment to the guarantees by the Guarantors of the Company's obligations under the Bank Credit Agreement including but not limited to the obligations under any Bank Interest Rate Agreement related thereto and the Founders' Notes and will be subordinated in the future to all future guarantees by the Guarantors of Senior Indebtedness of the Company and any other Guarantor Senior Indebtedness. As of October 1, 1997, the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees would have been $332.3 million (including $325.6 million of outstanding indebtedness representing guarantees of Senior Indebtedness).

     The New Notes will not be secured by any of the Company's assets. The obligations of the Company under the Bank Credit Agreement including but not limited to any Bank Interest Rate Agreement, however, are secured, to the extent permitted by law, by a first priority security interest in substantially all of the Company's assets, including the assets of the Guarantors. Moreover, the Company's obligations under the Founders' Notes are secured on a second priority basis by substantially all of the Company's assets, including the assets of the Guarantors. If the Company becomes insolvent or is liquidated, or if payment under the Bank Credit Agreement, any Bank Interest Rate Agreement or the Founders' Notes is accelerated, the lenders under the Bank Credit Agreement, any Bank Interest Rate Agreement or the holders of the Founders' Notes would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such indebtedness. Accordingly, such lenders will have a prior claim on the Company's assets. In any such event, because the New Notes will not be secured by any of the Company's assets, it is possible that there would be no assets remaining from which claims of the holders of the New Notes could be satisfied or, if any such assets remained, such assets might be insufficient to satisfy such claims fully. See "Description of the New Notes" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," and Notes to the Consolidated Financial Statements in the filings incorporated by reference herein. In addition, KDSM, Inc.'s 11 5/8% Senior Debentures due 2009 (the "KDSM Senior Debentures"), $206.2 million principal amount of which is outstanding, are secured by a first priority security interest in the Series C Preferred Stock.


DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES; POSSIBLE INVALIDITY OF NEW
   GUARANTEES

     The New Notes are the obligations of the Company. As of September 30, 1997, approximately 97.9% of the consolidated tangible assets of the Company were held by the Guarantors. For the year ended December 31, 1996, 98.3% of the Company's pro forma broadcast cash flow and 85.3% of the Company's income before provision or benefit for income taxes were derived from operations of the Guarantors. Therefore, the Company's ability to make interest and principal payments when due to holders of the New Notes is dependent, in part, upon the receipt of sufficient funds from its Subsidiaries.

     The Company's obligations under the New Notes will be guaranteed, jointly and severally, on a senior subordinated basis by each of the Guarantors, which consist of all of the Company's existing Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc. (together with its subsidiaries, "KDSM, Inc."), KDSM Licensee, Inc. and the Trust. To the extent that a court were to find that:
(i) a New Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or (ii) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its New Guarantee and such Guarantor (a) was insolvent; (b) was rendered insolvent by reason of the issuance of such New Guarantee; (c) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business; or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such New Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a New Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the New Notes. To the extent any New Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the New Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose New Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the New Notes against the issuer of an invalid New Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the New Notes relating to any voided New Guarantee.

     Based upon financial and other information currently available to it, the Company believes that the New Notes and the New Guarantees are being incurred for proper purposes and in good faith and that the Company and each Guarantor are solvent and will continue to be solvent after issuing the New Notes or its New Guarantee, as the case may be, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. See "Description of the New Notes" herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the filings incorporated by reference herein.


POTENTIAL RELEASE OF NEW GUARANTEES

     Any New Guarantee of a Guarantor may be released at any time upon any sale, exchange or transfer by the Company of the stock of such Guarantor or substantially all the assets of such Guarantor to a non-affiliate. Under the Indenture, the net cash proceeds of any Asset Sale (as defined) are required to be applied to the repayment of any Senior Indebtedness or to the purchase of properties and assets for use in the Company's businesses existing on the date of the Indenture or reasonably related thereto. If such proceeds are not so utilized within 12 months of the Asset Sale and all such proceeds not so utilized exceed $5.0 million, the Company is required to offer to apply such proceeds to the repayment of the New Notes and any indebtedness pari passu in right of payment to the New Notes. The New Guarantee of any of the Guarantors may also be released at such time as such Guarantor no longer guarantees any other debt of the Company. See "Description of the New Notes - Certain Covenants - Limitation on Sale of Assets" and "- Certain Definitions - Asset Sale."


CONFLICTS OF INTEREST

     In addition to their respective interests in the Company, the Controlling Stockholders have interests in various non-Company entities which are involved in businesses related to the business of the Company, including, among others, the operation of a television station in St. Petersburg, Florida since 1991 and a television station in Bloomington, Indiana since 1990. In addition, the Company leases certain real property and tower space from and engages in other transactions with the Stockholder Affiliates, which are controlled by the Controlling Stockholders. Although the Controlling Stockholders have agreed to divest interests in the Bloomington station that are attributable to them under applicable Federal Communications Commission ("FCC") regulations, the Controlling Stockholders and the Stockholder Affiliates may continue to engage in the operation of the St. Petersburg, Florida station and other already existing businesses. However, under Maryland law, generally a corporate insider is precluded from acting on a business opportunity in his or her individual capacity if that opportunity is one which the corporation is financially able to undertake, is in the line of the corporation's business and of practical advantage to the corporation, and is one in which the corporation has an interest or reasonable expectancy. Accordingly, the Controlling Stockholders generally are required to engage in new business opportunities of the Company only through the Company unless a majority of the Company's disinterested directors decide under the standards discussed above, that it is not in the best interests of the Company to pursue such opportunities. Non-Company activities of the Controlling Stockholders such as those described above could, however, present conflicts of interest with the Company in the allocation of management time and resources of the Controlling Stockholders, a substantial majority of which is currently devoted to the business of the Company.

     In addition, there have been and will be transactions between the Company and Glencairn Ltd. (with its subsidiaries, "Glencairn"), a corporation in which relatives of the Controlling Stockholders beneficially own a majority of the equity interests. Glencairn is the owner-operator and licensee of television stations WRDC in Raleigh/Durham, WVTV in Milwaukee, WNUV in Baltimore, WABM in Birmingham, KRRT in San Antonio, and WFBC in Asheville, North Carolina/Greenville/Spartanburg, South Carolina. The Company currently provides programming services to each of these stations pursuant to an LMA. The Company has also agreed to sell the License Assets (as defined) relating to WTTE in Columbus, Ohio to Glencairn and to enter into an LMA with Glencairn pursuant to which the Company will provide programming services for this station after the acquisition of the License Assets by Glencairn. See "Business of Sinclair Broadcasting Acquisitions Strategy" in the Company's Form 8-K dated October 8, 1997, which is incorporated by reference herein. The FCC has approved this transaction. However, the Company does not expect this transfer to occur unless the Company acquires the assets of WSYX in Columbus, Ohio.

     Two persons who are expected to become directors of the Company, Barry Baker (who is also expected to become an executive officer of the Company) and Roy F. Coppedge, III, have direct and indirect interests in River City Broadcasting, L.P. ("River City"), from which the Company purchased certain assets in 1996 (the "River City Acquisition"). In addition, in connection with the River City Acquisition, the Company has entered into various ongoing agreements with River City, including options to acquire assets that were not acquired at the time of the initial closing of the River City Acquisition, and LMAs relating to stations for which River City continues to own License Assets. See "Business - Broadcasting Acquisition Strategy" in the Company's Form 8-K dated October 8, 1997, which is incorporated by reference herein. Messrs. Baker and Coppedge were not officers or directors of the Company at the time these agreements were entered into, but, upon their expected election to the board of directors of the Company (the "Board of Directors") and upon Mr. Baker's expected appointment as an executive officer of the Company, they may have conflicts of interest with respect to issues that arise under any continuing agreements and any other agreements with River City.

     The Bank Credit Agreement, the Existing Indentures and the Articles Supplementary relating to the Series C Preferred Stock provide (and any Debt Securities may provide) that transactions between the Company and its affiliates must be no less favorable to the Company than would be available in comparable transactions in arm's-length dealings with an unrelated third party. Moreover, the Existing Indentures provide (and any Debt Securities may provide) that any such transactions involving aggregate payments in excess of $1.0 million must be approved by a majority of the members of the Board of Directors of the Company and the Company's independent directors (or, in the event there is only one independent director, by such director), and, in the case of any such transactions involving aggregate payments in excess of $5.0 million, the Company is required to obtain an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an investment banking or appraisal firm of national standing.

     "License Assets" means the television and radio station assets essential for broadcasting a television or radio signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, technical equipment, call letters and trademarks, and certain furniture, fixtures and equipment. "Non-License Assets" means the assets relating to operation of a television or radio station other than License Assets.


VOTING RIGHTS; CONTROL BY CONTROLLING STOCKHOLDERS;
POTENTIAL ANTI-TAKEOVER EFFECT OF DISPROPORTIONATE VOTING RIGHTS

     The Company's Common Stock has been divided into two classes, each with different voting rights. The Class A Common Stock entitles a holder to one vote per share on all matters submitted to a vote of the stockholders, whereas the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), 100% of which is beneficially owned by the Controlling Stockholders, entitles a holder to ten votes per share, except for "going private" and certain other transactions for which the holder is entitled to one vote per share. The Class A Common Stock, the Class B Common Stock and the Series B Convertible Preferred Stock vote together as a single class (except as otherwise may be required by Maryland law) on all matters submitted to a vote of stockholders, with each share of Series B Convertible Preferred Stock entitled to 3.64 votes on all such matters. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock and holders of Series B Convertible Preferred Stock may at any time convert each share of Series B Convertible Preferred Stock into 3.64 Shares of Class A Common Stock.

     The Controlling Stockholders own in the aggregate nearly 60% of the outstanding voting capital stock (including the Series B Convertible Preferred Stock) of the Company and control over 90% of all voting rights associated with the Company's capital stock. As a result, any three of the Controlling Stockholders will be able to elect a majority of the members of the Board of Directors and, thus, will have the ability to maintain control over the operations and business of the Company.

     The Controlling Stockholders have entered into a stockholders' agreement (the "Stockholders' Agreement") pursuant to which they have agreed, for a period ending in 2005, to vote for each other as candidates for election to the Board of Directors. In addition, in connection with the River City Acquisition, the Controlling Stockholders and Barry Baker and Boston Ventures IV Limited Partnership and Boston Ventures IVA Limited Partnership (collectively, "Boston Ventures") have entered into a voting agreement (the "Voting Agreement") pursuant to which the Controlling Stockholders have agreed to vote in favor of certain specified matters including, but not limited to, the appointment of Mr. Baker and Mr. Coppedge (or another designee of Boston Ventures) to the Company's Board of Directors at such time as they are allowed to become directors pursuant to FCC rules. Mr. Baker and Boston Ventures, in turn, have agreed to vote in favor of the reappointment of each of the Controlling Stockholders to the Board of Directors. The Voting Agreement will remain in effect with respect to Mr. Baker for as long as he is a director of the Company and will remain in effect with respect to Mr. Coppedge (or another designee of Boston Ventures) until the first to occur of (a) the later of (i) May 31, 2001 and (ii) the expiration of the initial five-year term of Mr. Baker's employment agreement and
(b) such time as Boston Ventures no longer owns directly or indirectly through its interest in River City at least 721,115 shares of Class A Common Stock (including shares that may be obtained on conversion of Series B Convertible Preferred Stock). See "Management - Employment Agreements" in Sinclair's Form 8-K dated October 8, 1997 incorporated herein by reference.

     The disproportionate voting rights of the Class B Common Stock relative to the Class A Common Stock and the Stockholders' Agreement and Voting Agreement may make the Company a less attractive target for a takeover than it otherwise might be or render more difficult or discourage a merger proposal, tender offer or other transaction involving an actual or potential Change of Control of the Company. In addition, the Company has the right to issue additional shares of preferred stock the terms of which could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company and accordingly may be used as an anti-takeover device.


DEPENDENCE UPON KEY PERSONNEL; EMPLOYMENT AGREEMENTS WITH KEY PERSONNEL

     The Company believes that its success will continue to be dependent upon its ability to attract and retain skilled managers and other personnel, including its present officers, regional directors and general managers. The loss of the services of any of the present officers, especially its President and Chief Executive Officer, David D. Smith, or Barry Baker, who is currently a consultant to the Company and is expected to become President and Chief Executive Officer of Sinclair Communications, Inc. (a wholly owned subsidiary of the Company that holds all of the broadcast operations of the Company, "SCI") and Executive Vice President and a director of the Company as soon as permissible under FCC rules, may have a material adverse effect on the operations of the Company. Each of the Controlling Stockholders has entered into an employment agreement with the Company, each of which terminates June 12, 1998, unless renewed for an additional one year period according to its terms, and Barry Baker has entered into an employment agreement that terminates in 2001. See "Management - Employment Agreements" in Sinclair's Form 8-K dated October 8, 1997. The Company has key-man life insurance for Mr. Baker, but does not currently maintain key personnel life insurance on any of its executive officers.

     Mr. Baker is Chief Executive Officer of River City and devotes a substantial amount of his business time and energies to those services. Mr. Baker cannot be appointed as an executive officer or director of the Company until such time as (i) either the Controlling Stockholders dispose of their attributable interests (as defined by applicable FCC rules) in a television station in the Indianapolis DMA or Mr. Baker no longer has an attributable interest in WTTV or WTTK in Indianapolis; and (ii) either the Company disposes of its attributable interest in WTTE in Columbus or Mr. Baker no longer has an attributable interest in WSYX in Columbus. The Company has not taken these actions as of the date of this Prospectus and, accordingly, Mr. Baker is able to terminate his employment agreement at any time. If Mr. Baker's employment agreement is terminated under certain specified circumstances, Mr. Baker will have the right to purchase from the Company at fair market value either (i) the Company's broadcast operations in either the St. Louis market or the Asheville, North Carolina/Greenville/Spartanburg, South Carolina market or (ii) all of the Company's radio operations, either of which may also have a material adverse effect on the operations of the Company.


RECENT RAPID GROWTH; ABILITY TO MANAGE GROWTH; FUTURE ACCESS TO CAPITAL

     Since the beginning of 1992, the Company has experienced rapid and substantial growth primarily through acquisitions and the development of LMA arrangements. In 1996 and 1997, the Company completed the River City Acquisition and other acquisitions, which increased the number of television stations owned or provided programming services by the Company from 13 to 29 and increased the number of radio stations owned from none to 27 radio stations. In addition, the Company has entered into an agreement to acquire four television and 24 radio stations and the right to provide programming services to two television stations in connection with the Heritage Acquisition. The Company has options to acquire an additional seven radio stations. There can be no assurance that the Company will be able to continue to locate and complete acquisitions on the scale of the River City Acquisition, the

Heritage Acquisition or in general. In addition, acquisitions in the television and radio industry have come under increased scrutiny from the Department of Justice and the Federal Trade Commission. See "Business of Sinclair - Federal Regulation of Television and Radio Broadcasting" in the Company's Form 8-K dated October 8, 1997, which is incorporated by reference herein. Accordingly, there is no assurance that the Company will be able to maintain its rate of growth or that the Company will continue to be able to integrate and successfully manage such expanded operations, including those to be acquired in the Heritage Acquisition. Inherent in any acquisitions are certain risks such as increasing leverage and debt service requirements and combining company cultures and facilities which could have a material adverse effect on the Company's operating results, particularly during the period immediately following such acquisitions. Additional debt or capital may be required in order to complete future acquisitions, and there can be no assurance the Company will be able to obtain such financing or raise the required capital.


DEPENDENCE ON ADVERTISING REVENUES; EFFECT OF LOCAL, REGIONAL AND NATIONAL
   ECONOMIC CONDITIONS

     The Company's operating results are primarily dependent on advertising revenues which, in turn, depend on national and local economic conditions, the relative popularity of the Company's programming, the demographic characteristics of the Company's markets, the activities of competitors and other factors which are outside the Company's control. Both the television and radio industries are cyclical in nature, and the Company's revenues could be adversely affected by a future local, regional or national recessionary environment.


RELIANCE ON TELEVISION PROGRAMMING

     One of the Company's most significant operating cost components is television programming. There can be no assurance that the Company will not be exposed in the future to increased programming costs which may materially adversely affect the Company's operating results. Acquisitions of program rights are usually made two or three years in advance and may require multi-year commitments, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in write-offs that increase station operating costs.


CERTAIN NETWORK AFFILIATION AGREEMENTS

     All but one of the television stations owned or provided programming services by the Company are affiliated with a network. Under the affiliation agreements, the networks possess, under certain circumstances, the right to terminate the agreement on prior written notice generally ranging between 15 and 45 days, depending on the agreement. Ten of the stations currently owned or programmed by the Company are affiliated with Fox and 39.0% of the Company's revenue in 1996 on a pro forma basis without giving effect to the Heritage Acquisition was from Fox affiliated stations. WVTV, a station to which the Company provides programming services in Milwaukee, Wisconsin pursuant to an LMA, WTTO, a station owned by the Company in Birmingham, Alabama, and WDBB, a station to which the Company provides programming services in Tuscaloosa, Alabama pursuant to an LMA, each of which was previously affiliated with Fox, had their affiliation agreements with Fox terminated by Fox in December 1994, September 1996 and September 1996, respectively. WVTV and WTTO are now WB affiliates. In addition, the Company has been notified by Fox of Fox's intention to terminate WLFL's affiliation with Fox in the Raleigh-Durham market and WTVZ's affiliation with Fox in the Norfolk market, effective August 31, 1998, and the Company has entered into an agreement with WB for those stations to become affiliated with WB at that time. On August 20, 1996, the Company entered into an agreement with Fox limiting Fox's rights to terminate the Company's affiliation agreements with Fox in other markets, but there can be no assurance that the Fox affiliation agreements will remain in place or that Fox will continue to provide programming to affiliates on the same basis that currently exists. See "Business of Sinclair - Television Broadcasting" in Sinclair's Form 8-K dated October 8, 1997, which is incorporated by reference herein. The Company's UPN affiliation agreements expire in January 1998. The non-renewal or termination of affiliations with Fox or any other network could have a material adverse effect on the Company's operations.

     Each of the affiliation agreements relating to television stations involved in the River City Acquisition (other than River City's ABC and Fox affiliates) became terminable by the network upon transfer of the License Assets of the stations. These stations are continuing to operate as network affiliates, but there can be no assurance that the affiliation agreements will be continued, or that they will be continued on terms favorable to the Company. If any affiliation agreements are terminated, the affected station could lose market share, may have difficulty obtaining alternative programming at an acceptable cost, and may otherwise be adversely affected.

     Twelve stations owned or programmed by the Company are affiliated with UPN, a network that began broadcasting in January 1995. Two stations owned or programmed by the Company are operated as affiliates with WB, a network that began broadcasting in January 1995, and, pursuant to an agreement between the Company and WB, certain of the Company's stations affiliated with UPN will become affiliated with WB when their current affiliations expire in January 1998. There can be no assurance as to the future success of UPN or WB programming or as to the continued operation of the UPN or WB networks. In connection with the change of affiliation of certain of the Company's stations from UPN to WB, UPN has filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. There can be no assurance that the Company and its subsidiaries will prevail in these proceedings or that the outcome of these proceedings, if adverse to the Company and its subsidiaries, will not have a material adverse effect on the Company.

COMPETITION

     The television and radio industries are highly competitive. Some of the stations and other businesses with which the Company's stations compete are subsidiaries of large, national or regional companies that may have greater resources than the Company. Technological innovation and the resulting proliferation of programming alternatives, such as cable television, wireless cable, in home satellite-to-home distribution services, pay-per-view and home video and entertainment systems have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). In April 1997, the FCC awarded two licenses for DAB. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences.

     The Company's stations face strong competition for market share and advertising revenues in their respective markets from other local free over-the-air radio and television broadcast stations, cable television and over-the-air wireless cable television as well as newspapers, periodicals and other entertainment media. Some competitors are part of larger companies with greater resources than the Company. In addition, the FCC has adopted rules which permit telephone companies to provide video services to homes on a common-carrier basis without owning or controlling the product being distributed, and proposed legislation could relax or repeal the telephone-cable cross-ownership prohibition for all systems. See "Business of Sinclair Competition" in Sinclair's Form 8-K dated October 8, 1997, which is incorporated by reference herein.

     In February 1996, the Telecommunications Act of 1996 (the "1996 Act") was adopted by the Congress of the United States and signed into law by President Clinton. The 1996 Act contains a number of sweeping reforms that are having an impact on broadcasters, including the Company. While creating substantial opportunities for the Company, the increased regulatory flexibility imposed by the 1996 Act and the removal of previous station ownership limitations have sharply increased the competition for and prices of stations. The 1996 Act also frees telephone companies, cable companies and others from some of the restrictions which have previously precluded them from involvement in the provision of video services. The 1996 Act may also have other effects on the competition the Company faces, either in individual markets or in making acquisitions.

IMPACT OF NEW TECHNOLOGIES

     The FCC has taken a number of steps to implement digital television ("DTV") broadcasting service in the United States. In December 1996, the FCC adopted a DTV broadcast standard and, in April 1997, made decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing DTV. The FCC adopted a DTV Table of Allotments that provides all authorized television stations with a second channel on which to broadcast a DTV signal. The FCC has attempted to provide DTV coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

     Initially, DTV channels will be located in the range of channels from channel 2 through channel 51. The FCC is requiring that affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999 (the stations affiliated with these networks in the top 10 markets have voluntarily committed to begin digital broadcasting within 18 months), and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. The FCC's plan calls for the DTV transition period to end in the year 2006, at which time the FCC expects that (i) DTV channels will be clustered either in the range of channels 2 through 46 or channels 7 through 51; and (ii) television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. Under the Balanced Budget Act recently signed into law by President Clinton, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given case: (a) one or more television stations affiliated with one of the four major networks in a market are not broadcasting digitally and the FCC determines that the station(s) has (have) "exercised due diligence" in attempting to convert to digital broadcasting; (b) less than 85% of the television households in the station's market subscribe to a multichannel video service (cable, wireless cable or direct-to-home broadcast satellite television) that carries at least one digital channel from each of the local stations in that market; or (c) less than 85% of the television households in the station's market can receive digital signals off the air using either a set-top converted box for an analog television set or a new digital television set. The Balanced Budget Act also directs the FCC to auction the non-digital channels by September 30, 2002 even though they are not to be reclaimed by the government until at least December 31, 2006. The FCC has stated that it will open a separate proceeding to consider the recovery of television channels 60 through 69 and how those frequencies will be used after they are eventually recovered from television broadcasters. Additionally, the FCC will open a separate proceeding to consider to what extent the cable must-carry requirements will apply to DTV signals.

     Implementation of digital television will improve the technical quality of television signals received by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's DTV allotment plan may also result in UHF stations having considerably less signal power within their service areas than present VHF stations that move to DTV channels. The Company has filed with the FCC a petition for reconsideration of the FCC's DTV allotment plan because of its concerns with respect to the relative DTV signal powers of VHF/UHF and UHF/UHF stations. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of DTV channels. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television, including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. Congress has held hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business.

     Further advances in technology may also increase competition for household audiences and advertisers. The video compression techniques now under development for use with current cable television channels or direct broadcast satellites which do not carry local television signals (some of which commenced operation in 1994) are expected to reduce the bandwidth which is required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach a very defined audience may alter the competitive dynamics for advertising expenditures. The Company is unable to predict the effect that technological changes will have on the broadcast television industry or the future results of the Company's operations. The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats by local and national audiences. The FCC has issued licenses for two DAB systems. See "Business of Sinclair - Competition" in Sinclair's Form 8-K dated October 8, 1997, which is incorporated by reference herein.


GOVERNMENTAL REGULATIONS; NECESSITY OF MAINTAINING FCC LICENSES

     The broadcasting industry is subject to regulation by the FCC pursuant to the Communications Act. Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. In particular, the Company's business will be dependent upon its continuing to hold broadcast licenses from the FCC. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that the Company's licenses or the licenses owned by the owner-operators of the stations with which the Company has LMAs will be renewed at their expiration dates. A number of federal rules governing broadcasting have changed significantly in recent years and additional changes may occur, particularly with respect to the rules governing digital television, multiple ownership and attribution. The Company cannot predict the effect that these regulatory changes may ultimately have on the Company's operations. Additional information regarding governmental regulation is set forth under "Business of
Sinclair - Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated October 8, 1997, which is incorporated by reference herein.


Multiple Ownership Rules and Effect on LMAs

     On a national level, FCC rules and regulations generally prevent an entity or individual from having an attributable interest in television stations that reach in excess of 35% of all U.S. television households (for purposes of this calculation, UHF stations are credited with only 50% of the television households in their markets). The Company currently reaches approximately 9% of U.S. television households using the FCC's method of calculation. On a local level, the "duopoly" rules prohibit attributable interests in two or more television stations with overlapping service areas. There are no national limits on ownership of radio stations, but on a local level no entity or individual can have an attributable interest in more than five to eight stations (depending on the total number of stations in the market), with no more than three to five stations (depending on the total allowed) broadcasting in the same band (AM or FM). There are limitations on the extent to which radio programming can be simulcast through LMA arrangements, and LMA arrangements in radio are counted in determining the number of stations that a single entity may control. FCC rules also impose limitations on the ownership of a television and radio station in the same market, though such cross-ownership is permitted on a limited basis in larger markets.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other entity. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, certain regulated investment companies and bank trust departments that are passive investors) are generally deemed to be attributable, as are positions as an officer or director of a corporate parent of a broadcast licensee. The FCC has proposed changes to these attribution rules. See "Business of Sinclair - Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated October 8, 1997, which is incorporated by reference herein.

     The FCC has initiated rulemaking proceedings to consider proposals to modify its television ownership restrictions, including ones that may permit the ownership, in some circumstances, of two television stations with overlapping service areas. The FCC is also considering in these proceedings whether to adopt restrictions on television LMAs or treat television LMAs as attributable interests of the entity providing the programming. The "duopoly" rules currently prevent the Company from acquiring the FCC licenses of television stations with which it has LMAs in those markets where the Company owns a television station. In addition, if the FCC were to decide that the provider of programming services under an LMA should be treated as the owner of the television station and if it did not relax the duopoly rules, or if the FCC were to adopt restrictions on LMAs without grandfathering existing arrangements, the Company could be required to modify or terminate certain of its LMAs. In such an event, the Company could be required to pay termination penalties under certain of its LMAs. The 1996 Act provides that nothing therein "shall be construed to prohibit the origination, continuation, or renewal of any television local marketing agreement that is in compliance with the regulations of the [FCC]." The legislative history of the 1996 Act reflects that this provision was intended to grandfather television LMAs that were in existence upon enactment of the 1996 Act, and to allow television LMAs consistent with the FCC's rules subsequent to enactment of the 1996 Act. In its pending rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt a grandfathering policy providing that, in the event that television LMAs become attributable interests, LMAs that are in compliance with existing FCC rules and policies and were entered into before November 5, 1996, would be permitted to continue in force until the original term of the LMA expires. Under the FCC's proposal, television LMAs that are entered into or renewed after November 5, 1996 would have to be terminated if LMAs are made attributable interests and the LMA in question resulted in a violation of the television multiple ownership rules. All of the Company's LMAs were entered into prior to November 5, 1996, but one was entered into after enactment of the 1996 Act. Furthermore, rights under certain of the Company's LMAs were acquired by other parties either subsequent to enactment of the 1996 Act but prior to November 5, 1996, or subsequent to November 5, 1996. The Company can not predict whether any or all of its LMAs will be grandfathered. See "Business of Sinclair - Federal Regulation of Television and Radio
Broadcasting" in Sinclair's Form 8-K dated October 8, 1997, which is incorporated by reference herein. The LMA entered into after enactment of the 1996 Act has a term expiring May 31, 2006. Further, if the FCC were to find that the owners/licensees of the stations with which the Company has LMAs failed to maintain control over their operations as required by FCC rules and policies, the licensee of the LMA station and/or the Company could be fined or could be set for hearing, the outcome of which could be a fine or, under certain circumstances, loss of the applicable FCC license.

     A petition has been filed to deny the application to assign WTTV and WTTK in the Indianapolis DMA from River City to the Company. Although the petition to deny does not challenge the assignments of WTTV and WTTK to the Company, it alleges that station WIIB in the Indianapolis DMA should be deemed an attributable interest of the Controlling Stockholders (resulting in a violation of the FCC's local television ownership restrictions when coupled with the Company's acquisition of WTTV and WTTK) even though the Controlling Stockholders have agreed to transfer their voting stock in WIIB to a third party. The FCC, at the Company's request, has withheld action on the applications for the Company to acquire WTTV and WTTK, and for the Controlling Stockholders to transfer their voting stock in WIIB, pending the outcome of the FCC's rulemaking proceeding concerning the cross-interest policy. The petitioner has appealed the withholding of action on these applications.

     In addition, the FCC granted the assignment applications for the Company to acquire the License Assets of WLOS-TV and KABB-TV in the Asheville, North Carolina/Greenville/Spartanburg, South Carolina and San Antonio, Texas markets, respectively, and for Glencairn to acquire the License Assets of KRRT-TV and WFBC-TV in these two markets, respectively, subject to the outcome of the FCC's cross-interest policy rulemaking proceeding and certain other conditions relating to certain trusts that have non-voting ownership interests in Glencairn. The Company has acquired the License Assets of KABB-TV and WLOS-TV. Glencairn has acquired the License Assets of KRRT-TV and WFBC-TV and the Company provides programming services to FRRT-TV and WFBC-TV pursuant to LMAs. Applications for review have been filed by third parties which appeal the FCC's grants of: (i) the Company's application to acquire WLOS-TV in the Asheville, North Carolina/Greenville/Spartanburg, South Carolina market and Glencairn's application to acquire WFBC-TV in that market; and (ii) the Company's application to acquire KABB-TV in the San Antonio market. The Company has filed oppositions to both applications for review.

     An objection has also been filed against the Company's application to acquire WNNE-TV in the Burlington, Vermont/Plattsburgh, New York market pursuant to the Heritage Acquisition. The objection alleges that the FCC erred in a previous determination that the contour overlap between WNNE-TV and WPTZ-TV in the same market (which the Company has also proposed to acquire) is of a de minimis nature, and that the Company's acquisition of WNNE-TV and WPTZ-TV would violate the television duopoly rule. The Company has opposed this objection. Additionally, the Company has pending several requests for waivers of the FCC's radio-television, or "one to a market," rule, in connection with its applications to acquire radio stations in the Heritage Acquisition in markets where the Company owns or proposes to own a television station. There can be no assurance that such waiver requests will be granted.

     The Company is unable to predict (i) the ultimate outcome of possible changes to the FCC's LMA and multiple ownership rules or the resolution of the above-described petition to deny or (ii) the impact such factors may have upon the Company's broadcast operations. As a result of regulatory changes, the Company could be required to modify or terminate some or all of its LMAs, resulting in termination penalties and/or divestitures of broadcast properties. In addition, the Company's competitive position in certain markets could be materially adversely affected. Thus, no assurance can be given that the changes to the FCC rules or the resolution of this petition to deny will not have a material adverse effect upon the Company.


LMAS - RIGHTS OF PREEMPTION AND TERMINATION

     All of the Company's LMAs allow, in accordance with FCC rules, regulations and policies, preemptions of the Company's programming by the owner-operator and FCC licensee of each station with which the Company has an LMA. In addition, each LMA provides that under certain limited circumstances the arrangement may be terminated by the FCC licensee. Accordingly, the Company cannot be assured that it will be able to air all of the programming expected to be aired on those stations with which it has an LMA or that the Company will receive the anticipated advertising revenue from the sale of advertising spots in such programming. Although the Company believes that the terms and conditions of each of its LMAs should enable the Company to air its programming and utilize the programming and other non-broadcast license assets acquired for use on the LMA stations, there can be no assurance that early terminations of the arrangements or unanticipated preemptions of all or a significant portion of the programming by the owner-operator and FCC licensee of such stations will not occur. An early termination of one of the Company's LMAs, or repeated and material preemptions of programming thereunder, could adversely affect the Company's operations. In addition, the Company's LMAs expire on various dates from March 27, 2000 to May 31, 2006, unless extended or earlier terminated. There can be no assurance that the Company will be able to negotiate extensions of its arrangements on terms satisfactory to the Company.

     In certain of its LMAs, the Company has agreed to indemnify the FCC licensee against certain claims (including trademark and copyright infringement, libel or slander and claims relating to certain FCC proceedings or investigations) that may arise against the FCC licensee as a result of the arrangement.


NET LOSSES

     The Company experienced net losses of $7.9 million and $2.7 million during 1993 and 1994, respectively, net income of $76,000 in 1995 and net income of $1.1 million in 1996 (a net loss of $29.0 million in 1996 on a pro forma basis reflecting the 1996 Acquisitions, the Preferred Securities and the issuance of the New Notes). The Company experienced a net loss of $5.8 million during the six months ended June 30, 1997. The losses include significant interest expense as well as substantial non-cash expenses such as depreciation, amortization and deferred compensation. Notwithstanding the slight net income in 1995 and 1996, the Company expects to experience net losses in the future, principally as a result of interest expense, amortization of programming and intangibles and depreciation.

ABSENCE OF PUBLIC TRADING MARKET FOR THE NEW NOTES

     There is no public market for the New Notes, and the Company does not intend to apply for listing of the Notes on any national securities exchange or for quotation of the New Notes through the Nasdaq Stock Market. The Company has been advised by the Initial Purchasers that the Initial Purchasers intend to make a market in the New Notes; however, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Notes or that an active public market will develop. If an active public market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

     The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes that remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions as provided in the Registration Rights Agreement). See "Description of the Old Notes." The Company does not intend to register under the Securities Act any Old Notes that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Old Notes that remain outstanding after the Exchange Offer could be adversely affected.

     In the Registration Rights Agreement, the Company agreed that cash penalty amounts would be payable to the holders of the Old Notes if, among other things,
(i) the Registration Statement of which this Prospectus forms a part was not filed with the Commission by August 31, 1997, (ii) the Commission did not declare such Registration Statement effective by October 30, 1997 or (iii) the Exchange Offer was not consummated by December 14, 1997. See "Description of the Old Notes" and "The Exchange Offer."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

FORWARD-LOOKING STATEMENTS

     This Prospectus (including the documents or portions thereof incorporated herein by reference and any Prospectus Supplement) contains forward-looking statements. In addition, when used in this Prospectus, the words "intends to," "believes," "anticipates," "expects" and similar expressions are in-
tended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the impact of changes in national and regional economies, successful integration of acquired television and radio stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs, the availability of suitable acquisitions on acceptable terms and the other risk factors set forth above and the matters set forth in this Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. The New Notes will be exchanged for Old Notes of like principal amount. Old Notes that are exchanged will be retired and cancelled.

     Approximately $162.5 million of the proceeds from the sale of the Old Notes was used to repay all amounts outstanding under the Company's revolving credit facility under the Bank Credit Agreement (which amount may be reborrowed). Such amounts were borrowed to fund acquisitions and for general corporate purposes. The remaining proceeds of the offering of the Old Notes (approximately $33 million) were used to pay part of a $63 million downpayment made by the Company in connection with its acquisition of certain assets of Heritage.

          HISTORICAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

                 SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                                                   SIX MONTHS
                                                                                                      ENDED
                                                           YEARS ENDED DECEMBER 31,                 JUNE 30,
                                                 ---------------------------------------------   ---------------
                                                  1992     1993      1994     1995      1996      1996      1997
                                                 ------   -------   ------   -------   -------   -------   -----
                                                                                                   (UNAUDITED)
HISTORICAL
 Ratio of earnings to fixed charges(a)  ......     -       1.1 x      -       1.3 x    1.1 x      1.1 x      -
PRO FORMA(b)
 Ratio of earnings to fixed charges(c)  ......                                            -                  -
                                                                                      -----                  -


----------
(a) Earnings were inadequate to cover fixed charges for the years ended December 31, 1992 and 1994, and for the six months ended June 30, 1997. Additional earnings of $5,840, $3,387, and $9,922 would have been required to cover fixed charges in the years ended December 31, 1992 and 1994, and the six months ended June 30, 1997, respectively.

(b) The pro forma information for the year ended December 31, 1996 reflects the pro forma effect of the completion of the offering of the Old Notes (the "Old Notes Offering") (and the application of the net proceeds thereof as set forth in "Use of Proceeds"), the 1996 Acquisitions, the issuance of the Preferred Securities, the Heritage Acquisition and the Common Stock Offering and Preferred Stock Offering as though each occurred on January 1, 1996. The pro forma information for the six months ended June 30, 1997 reflects the pro forma effect of such events as if each had occurred on January 1, 1997.

(c) Earnings were inadequate to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997. Additional earnings of $36,691 and $11,179 would have been required to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997, respectively.

                                CAPITALIZATION


    The following table sets forth, as of June 30, 1997, the capitalization of the Company and the capitalization of the Company as adjusted to reflect the consummation of the Old Notes Offering, the Heritage Acquisition and the Common Stock Offering and Preferred Stock Offering and the application of the estimated net proceeds thereof. The information set forth below should be read in conjunction with the Pro Forma Consolidated Financial Data of the Company and the historical Consolidated Financial Statements of the Company incorporated herein by reference.



                                                                                JUNE 30, 1997
                                                                         --------------------------
                                                                            (DOLLARS IN THOUSANDS)
                                                                                             AS
                                                                             ACTUAL       ADJUSTED
                                                                         -------------- -------------
   Cash and cash equivalents  ..........................................  $    2,740     $   35,740
                                                                          ==========     ==========
   Current portion of long-term debt   .................................  $   66,881     $   66,881
                                                                          ==========     ==========
   Long-term debt:
     Commercial bank financing   .......................................  $  697,000        786,492
     Notes and capital leases payable to affiliates   ..................      11,872         11,872
     Capital leases  ...................................................          30             30
     Senior subordinated notes   .......................................     400,000        600,000
                                                                          ----------     ----------
                                                                           1,108,902      1,398,394
                                                                          ----------     ----------
   Company Obligated Mandatorily Redeemable Security of Subsid-
     iary Trust Holding Solely KDSM Senior Debentures ..................     200,000        200,000
                                                                          ----------     ----------
   Stockholders' equity (deficit):
     Series B Preferred Stock, par value $.01 per share; 1,106,608
      shares issued and outstanding   ..................................          11             11
     Series D  Preferred Stock, par value $.01 per share; 3,450,000
      shares issued and outstanding post Preferred Stock Offering ......           -             34
      Class A Common Stock, par value $.01 per share; 7,100,188 shares issued and outstanding 13,195,188 shares issued and outstanding
      post Common Stock Offering .......................................          71            131
     Class B Common Stock, par value $.01 per share; 27,591,581 shares issued and outstanding; 25,841,581 shares issued and outstanding
      post Common Stock Offering........................................         277            260
     Additional paid-in capital  .......................................     234,812        552,743
     Accumulated deficit   .............................................     (24,754)       (24,754)
     Additional paid-in capital-equity put options .....................      23,117         23,117
     Additional paid-in capital - deferred compensation  ...............        (896)          (896)
                                                                          ----------     ----------
      Total stockholders' equity    ....................................     232,638        550,646
                                                                          ----------     ----------
        Total capitalization  ..........................................  $1,541,540     $2,149,040
                                                                          ==========     ==========
    Net debt to Adjusted EBITDA(a)   ...................................         5.4 x          5.3 x
   Net debt plus Company Obligated Mandatorily Redeemable Secu-
     rity of Subsidiary Trust Holding Solely KDSM Senior Debentures
     to Adjusted EBITDA(a) .............................................         6.3 x          6.1 x

----------
(a) Net debt is defined as total debt less cash and cash equivalents.

                       SELECTED HISTORICAL CONSOLIDATED
                             FINANCIAL INFORMATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     THE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's audited Consolidated Financial Statements (the "Consolidated Financial Statements"). The Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 are incorporated herein by reference. The selected historical consolidated financial data for the six months ended June 30, 1996 and 1997 and as of June 30, 1996 and 1997 are unaudited, but in the opinion of management, such financial data have been prepared on the same basis as the Consolidated Financial Statements incorporated herein by reference and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for those periods. Results for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results for a full year. Separate financial information for the Trust is not provided since the Company believes it would not be material to investors. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sinclair" and Sinclair's Consolidated Financial Statements in Sinclair's Annual Report on Form 10-K (as amended) for the year ended December 31, 1996 and Sinclair's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, all of which are incorporated herein by reference. Pro forma data showing the effect of the 1996 Acquisitions, the issuance of the Preferred Securities, the issuance of the Old Notes, the Heritage Acquisition and the Preferred Stock Offering and the Common Stock Offering is set forth in the Company's Report on Form 8-K filed October 8, 1997, which is incorporated by reference herein.


                                                                    YEARS ENDED DECEMBER 31,
                                                   -----------------------------------------------------------
                                                       1992         1993      1994(A)     1995(A)    1996(A)
                                                   ------------ ------------ ---------- ----------- ----------
STATEMENT OF
 OPERATIONS DATA:
 NET BROADCAST REVENUES(B)   .....................  $ 61,081     $ 69,532    $118,611    $187,934    $346,459
 Barter revenues .................................     8,805        6,892     10,743       18,200      32,029
                                                    --------     --------    --------    --------    ---------
  Total revenues .................................    69,886       76,424    129,354      206,134     378,488
                                                    --------     --------    --------    --------    ---------
 Operating expenses, excluding depreciation and
  amortization, deferred compensation and special
  bonuses paid to executive ofFicers                  32,993       32,295     50,545       80,446     167,765
 Depreciation and amortization(c)  ...............    30,943       22,486     55,587       80,410     121,081
 Amortization of deferred compensation   .........         -            -          -            -         739
 Special bonuses paid to executive officers ......         -       10,000      3,638            -           -
                                                    --------     --------    --------    --------    ---------
 Broadcast operating income  .....................     5,950       11,643     19,584       45,278      88,903
                                                    --------     --------    --------    --------    ---------
 Interest and amortization of debt discount
  expense  .......................................    12,997       12,852     25,418       39,253      84,314
 Interest and other income   .....................     1,207        2,131      2,447        4,163       3,478
 Subsidiary trust minority interest expense(d)             -            -          -            -           -
                                                    --------     --------    --------    --------    ---------
 Income (loss) before (provision) benefit for
  income taxes and extraordinary item ............  $ (5,840)    $    922    $(3,387)    $ 10,188    $  8,067
                                                    ========     ========    ========    ========    =========
 Net income (loss) available to common
  shareholders   .................................  $ (4,651)    $ (7,945)   $(2,740)    $     76    $  1,131
                                                    ========     ========    ========    ========    =========
 Earnings (loss) per common share:
  Net income (loss) before extraordinary
   item ..........................................  $  (0.16)    $      -    $ (0.09)    $   0.15    $   0.03
  Extraordinary item   ...........................         -        (0.27)         -        (0.15)          -
                                                    --------     --------    --------    --------    ---------
  Net income (loss) per common share  ............  $  (0.16)    $  (0.27)   $ (0.09)    $      -    $   0.03
                                                    ========     ========    ========    ========    =========
  Weighted average shares out-
   standing (in thousands)   .....................    29,000       29,000     29,000       32,205      37,381
                                                    ========     ========    ========    ========    =========
OTHER DATA:
 Broadcast cash flow(e)   ........................  $ 28,019     $ 37,498    $67,519     $111,124    $189,216
 Broadcast cash flow margin(f)  ..................      45.9%        53.9%      56.9%        59.1 %      54.6 %
 Adjusted EBITDA(g)    ...........................  $ 26,466     $ 35,406    $64,547     $105,750    $180,272
 Adjusted EBITDA margin(f)   .....................      43.3%        50.9%      54.4%        56.3 %      52.0 %

                                                      SIX MONTHS ENDED
                                                           JUNE 30,
                                                   -----------------------
                                                      1996        1997
                                                   ---------- ------------
                                                         (UNAUDITED)
STATEMENT OF
 OPERATIONS DATA:
 NET BROADCAST REVENUES(B)   .....................  $117,339   $219,701
 Barter revenues .................................     9,571     19,870
                                                    ---------  --------
  Total revenues .................................   126,910    239,571
                                                    ---------  --------
 Operating expenses, excluding depreciation and
  amortization, deferred compensation and special
  bonuses paid to executive officers                  52,826    114,697
 Depreciation and amortization(c)  ...............    45,493     76,650
 Amortization of deferred compensation   .........       506        233
 Special bonuses paid to executive officers ......         -          -
                                                    ---------  --------
 Broadcast operating income  .....................    28,085     47,991
                                                    ---------  --------
 Interest and amortization of debt discount
  expense  .......................................    27,646     51,993
 Interest and other income   .....................     3,172      1,087
 Subsidiary trust minority interest expense(d)             -      7,007
                                                    ---------  --------
 Income (loss) before (provision) benefit for
  income taxes and extraordinary item ............  $  3,611   $ (9,922)
                                                    =========  ========
 Net income (loss) available to common
  shareholders   .................................  $  1,511   $ (5,822)
                                                    =========  ========
 Earnings (loss) per common share:
  Net income (loss) before extraordinary
   item ..........................................  $   0.04   $  (0.17)
  Extraordinary item   ...........................         -          -
                                                    ---------  --------
  Net income (loss) per common share  ............  $   0.04   $  (0.17)
                                                    =========  ========
  Weighted average shares out-
   standing (in thousands)   .....................    34,750     34,746
                                                    =========  ========
OTHER DATA:
 Broadcast cash flow(e)   ........................  $ 65,079   $105,600
 Broadcast cash flow margin(f)  ..................      55.5%      48.1%
 Adjusted EBITDA(g)    ...........................  $ 62,013   $ 98,615
 Adjusted EBITDA margin(f)   .....................      52.8%      44.9%

                                                   (Continued on following page)

                                                                          AS OF DECEMBER 31,
                                                 ---------------------------------------------------------------------
                                                     1992         1993        1994(A)       1995(A)        1996(A)
                                                 ------------ ------------ ------------- ------------- ---------------
 After tax cash flow(h) ........................  $  9,398     $ 17,950    $   24,948    $   51,288    $     76,745
 After tax cash flow margin(f)   ...............      15.4%        25.8%         21.0%         27.3%           22.3%
 Program contract payments .....................  $ 10,427     $  8,723    $   14,262    $   19,938    $     30,451
 Capital expenditures   ........................       426          528         2,352         1,702          12,609
 Corporate overhead expense   ..................     1,553        2,092         2,972         5,374           8,944
 Adjusted EBITDA to interest expense   .........       2.0 x        2.8 x         2.5 x         2.7 x           2.1 x
 Adjusted EBITDA to interest expense plus
  subsidiary trust minority interest expense           2.0 x        2.8 x         2.5 x         2.7 x           2.1 x
 Adjusted EBITDA less capital expendi-
  tures to interest expense plus subsidiary
  trust minority interest expense   ............       2.0 x        2.7 x         2.4 x         2.7 x           2.0 x
 Net debt to Adjusted EBITDA(i)  ...............       4.1 x        5.8 x         5.3 x         2.9 x           7.1 x
 Net debt plus Company Obligated Manda-
  torily Redeemable Security of Subsidiary
  Trust Holding Solely KDSM Senior De-
  bentures to Adjusted EBITDA                          4.1 x        5.8 x         5.3 x         2.9 x           7.1 x
 Cash flows from operating activities(j)  ......  $  5,235     $ 11,230    $   20,781    $   55,909    $     68,970
 Cash flows from investing activities(j)  ......    (1,051)       1,521      (249,781)     (119,243)     (1,011,897)
 Cash flows from financing activities(j)  ......    (3,741)       3,462       213,410       173,338         832,818
 Ratio of:
 Earnings to fixed charges(k) ..................         -          1.1 x           -           1.3 x           1.1 x



                                SIX MONTHS ENDED
                                    JUNE 30,
                                                 ---------------------------
                                                     1996          1997
                                                 ------------- -------------
                                   (UNAUDITED)
 After tax cash flow(h) ........................ $   30,441    $   32,737
 After tax cash flow margin(f)   ...............       26.0%         15.0%
 Program contract payments ..................... $   12,071    $   26,259
 Capital expenditures   ........................      2,114         8,286
 Corporate overhead expense   ..................      3,066         6,985
 Adjusted EBITDA to interest expense   .........        2.2 x         1.9 x
 Adjusted EBITDA to interest expense plus
  subsidiary trust minority interest expense            2.2 x         1.7 x
 Adjusted EBITDA less capital expendi-
  tures to interest expense plus subsidiary
  trust minority interest expense   ............        2.2 x         1.5 x
 Net debt to Adjusted EBITDA(i)  ...............       10.4 x         5.4 x
 Net debt plus Company Obligated Manda-
  torily Redeemable Security of Subsidiary
  Trust Holding Solely KDSM Senior De-
  bentures to Adjusted EBITDA                          10.4 x         6.3 x
 Cash flows from operating activities(j)  ...... $   26,447    $   42,483
 Cash flows from investing activities(j)  ......   (942,126)     (112,429)
 Cash flows from financing activities(j)  ......    807,425        70,345
 Ratio of:
 Earnings to fixed charges(k) ..................        1.1 x           -



                                                                   AS OF DECEMBER 31,
                                              ------------------------------------------------------------  AS OF JUNE 30,
                                                 1992        1993       1994(A)     1995(A)     1996(A)         1997
                                              ---------- ------------ ------------ ---------- ------------ ---------------
                                                                                                             (UNAUDITED)
BALANCE SHEET DATA:
 Cash and cash equivalents .................. $ 1,823     $  18,036    $   2,446    $112,450   $    2,341    $    2,740
 Total assets  .............................. 140,366       242,917      399,328     605,272    1,707,297     1,762,505
 Total debt(l) .............................. 110,659       224,646      346,270     418,171    1,288,147     1,175,783
 Company Obligated Mandatorily Re-
  deemable Security of Subsidiary Trust
  Holding Solely KDSM Senior Deben-
  tures(m)                                          -             -            -           -            -       200,000
 Total stockholders' equity (deficit)  ......  (3,127)      (11,024)     (13,723)     96,374      237,253       232,638


        NOTES TO SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

 (a) The Company made acquisitions in 1994, 1995 and 1996 as described in the footnotes to the Consolidated Financial Statements incorporated herein by reference. The statement of operations data and other data presented for periods preceding the dates of acquisitions do not include amounts for these acquisitions and therefore are not comparable to subsequent periods. Additionally, the years in which the specific acquisitions occurred may not be comparable to subsequent periods depending on when during the year the acquisition occurred.

(b) Net broadcast revenues are defined as broadcast revenues net of agency commissions.

(c) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment, and amortization of acquired intangible broadcasting assets and other assets including amortization of deferred financing costs and costs related to excess syndicated programming.

(d) Subsidiary trust minority interest expense represents the distributions on $200 million aggregate Liquidation Value of Preferred Securities at an annual distribution rate of 11.625%.

(e) "Broadcast cash flow" is defined as broadcast operating income plus corporate overhead expense, special bonuses paid to executive officers, depreciation and amortization, (including film amortization and amortization of deferred compensation and excess syndicated programming), less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(f) "Broadcast cash flow margin" is defined as broadcast cash flow divided by net broadcast revenues. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by net broadcast revenues. "After tax cash flow margin" is defined as after tax cash flow divided by net broadcast revenues.

(g) "Adjusted EBITDA" is defined as broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(h) "After tax cash flow" is defined as net income (loss) plus depreciation and amortization of intangibles (excluding film amortization), amortization of deferred compensation, amortization of excess syndicated programming, special bonuses paid to executive officers, and the deferred tax provision (or minus the deferred tax benefit). After tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(i)      Net debt is defined as total debt less cash and cash equivalents.

(j) These items are financial statement disclosures in accordance with Generally Accepted Accounting Principles and are also presented in the Company's consolidated financial statements incorporated by reference herein.

(k) Earnings were inadequate to cover fixed charges for the years ended December 31, 1992, 1994 and for the six months ended June 30, 1997. Additional earnings of $5,840, $3,387, and $9,922 would have been required to cover fixed charges in 1992, 1994 and the six months ended June 30, 1997, respectively.

(l) "Total debt" is defined as long-term debt, net of unamortized discount, and capital lease obligations, including current portion thereof. In 1992 total debt included warrants outstanding which were redeemable outside the control of the Company. The warrants were purchased by the Company for $10.4 million in 1993. Total debt as of December 31, 1993 included $100 million in principal amount of the 1993 Notes (as defined herein), the proceeds of which were held in escrow to provide a source of financing for acquisitions that were subsequently consummated in 1994 utilizing borrowings under the Bank Credit Agreement. $100 million of the 1993 Notes was redeemed from the escrow in the first quarter of 1994. Total debt does not include the Preferred Securities or the Company's preferred stock.

(m) Company Obligated Mandatorily Redeemable Security of Subsidiary Trust Holding Solely KDSM Senior Debentures represents $200 million aggregate Liquidation Value of Preferred Securities which carry a mandatory redemption feature after twelve years.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

     In connection with the Old Notes Offering, the Company entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company agreed, among other things, (i) to use its best efforts to file under the Securities Act a registration statement relating to an offer to exchange the Old Notes for new notes with terms identical in all material respects (except as described below) to the terms of the Old Notes and (ii) to use its best efforts to cause such registration statement to become effective. A copy of the Registration Rights Agreement is incorporated by reference into the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement.

     The Old Notes provide, among other things, that, if the Exchange Offer is not consummated by December 14, 1997, additional interest (the "Penalty Amounts") will become payable on the Old Notes at the rate of .50% per annum for the first 60 days starting on December 15, 1997 and increasing by an additional
 .25% per annum at the beginning of each subsequent 90-day period; provided that such Penalty Amounts will cease to accrue upon consummation of the Exchange Offer; and provided further that the Penalty Amounts rate may not exceed 1.5% per annum. See "Risk Factors - Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes." The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and therefore will not contain terms with respect to transfer restrictions and will not provide for an increase in interest payments or other distributions thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act.

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company who desires to deliver such Old Notes by book-entry transfer at The Depository Trust Company.


TERMS OF THE EXCHANGE

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $200,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. As of the date of this Prospectus $200,000,000 aggregate principal amount of the Old Notes is outstanding.

     Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes that are not tendered for, or are tendered but not accepted in connection with the Exchange Offer, will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors - Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes." If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date, or, if such unaccepted Old Notes are uncertificated, such securities will be returned, without expense to the tendering holder thereof promptly after the Expiration Date via book entry transfer.

     Holders who tender Old Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "- Fees and Expenses."

     THE BOARD OF DIRECTORS OF THE COMPANY DOES NOT MAKE ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on November 7, 1997 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under "- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


ACCEPTANCE OR EXCHANGE AND ISSUANCE OF NEW NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, New Notes for Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "- Withdrawal Rights") promptly after the Expiration Date. In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange

Agent's account at The Depository Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting New Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.


PROCEDURES FOR TENDERING OLD NOTES

     Valid Tender. Except as set forth below, in order for Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "- Exchange Agent," and either (i) tendered Old Notes must be received by the Exchange Agent, or (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Notes delivered are tendered for exchange, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i) such tenders are made by or through an Eligible Institution;

   (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

   (iii) the certificates (or a book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three Nasdaq Stock Market trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

     The acceptance by the Company for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.


RESALES OF NEW NOTES

     The Company is making the Exchange Offer for the Old Notes in reliance on the position of the staff of the Division of Corporation Finance of the Commission (the "Staff") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set out in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

     Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. In addition, the Company, may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Expiration Date or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.


WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its addresses set forth under "- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "- Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "- Procedures for Tendering Old Notes."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.


CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if, in the opinion of legal counsel to the Company, the consummation of the Exchange Offer or any portion thereof would violate any applicable law or any applicable interpretation of the Commission or its staff. In such event, if the Company determines to amend the Exchange Offer and such amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act. Holders of Old Notes are entitled to certain rights under the Registration Rights Agreement in the event the Trust is unable to consummate the Exchange Offer.
See "Description of the Old Notes."


EXCHANGE AGENT

     First Union National Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                First Union National Bank
                Corporate Trust Department
                1525 W. W.T. Harris Blvd. - 3C3
                Charlotte, N.C. 28262-1153
                Phone: (704) 590-7408
                Facsimile: (704) 590-7628

                Attention: Mr. Michael Klotz

   Delivery to other than the above address or facsimile number will not constitute a valid delivery.


FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as of the Old Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expense related to the issuance of the New Notes and of the Exchange Offer will be amortized over the term of the New Notes.

                         DESCRIPTION OF THE NEW NOTES

     The New Notes offered hereby are issued under an Indenture dated as of july 2, 1997 among the Company, the Guarantors and First Union National Bank of Maryland as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "- Certain Definitions." A copy of the Indenture may be obtained from the Company.


GENERAL

     The New Notes will mature on July 15, 2007, will be limited to $200,000,000 aggregate principal amount, and will be unsecured senior subordinated obligations of the Company. Each New Note will bear interest at 9% per annum from their date of issuance or from the most recent interest payment date to which interest has been paid, payable semiannually on January 15 and July 15 each year, commencing January 15, 1998, to the Person in whose name the New Note (or any predecessor New Note) is registered at the close of business on the January 1 or July 1 next preceding such interest payment date.

     Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes on January 15, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

     Payment of the New Notes is guaranteed by the Guarantors, jointly and severally, on a senior subordinated basis. The Guarantors are comprised of all of the Subsidiaries of the Company other than Cresap Enterprises, Inc., KDSM,
Inc., KDSM Licensee, Inc. and the Trust. The Guarantors represented approximately 97.9% of total tangible assets as of September 30, 1997 and 98.3% of pro forma broadcast cash flow and 85.3% of income before provision or benefit for income taxes for the year ended December 31, 1996 of the Company in each case on a consolidated basis. See "- New Guarantees."

     Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes will be exchangeable and transferable (subject to compliance with transfer restrictions imposed by applicable securities laws for so long as the New Notes are not registered for resale under the Securities
Act), at the office or agency of the Company maintained for such purposes (which initially will be the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The New Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) See "- Book-Entry Securities; The Depository Trust Company; Delivery and Form." No service charge will be made for any registration of transfer, exchange or redemption of New Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)


OPTIONAL REDEMPTION

     The New Notes will be subject to redemption at any time on or after July 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice by first-class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning July 15 of the years indicated below:

                                            REDEMPTION
                     YEAR                     PRICE
                     ----                   -----------
                     2002                     104.50%
                     2003                     103.00
                     2004                     101.50
and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

     In addition, at any time on or prior to July 15, 2000, the Company may redeem up to 25% of the original principal amount of New Notes with the net proceeds of a Public Equity Offering of the Company at 109% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).

     If less than all of the New Notes are to be redeemed, the Trustee shall select the New Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. (Sections 203, 1101, 1105 and 1107)


SINKING FUND

     There will be no sinking fund.


SUBORDINATION

     The payment of the principal of, premium, if any, and interest on, the New Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness. The New Notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

     During the continuance of any default in the payment of any Designated Senior Indebtedness no payment (other than payments previously made pursuant to the provisions described under "- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance or other acquisition of, the New Notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness.

     During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, the New Notes or on account of the purchase, redemption, defeasance or other acquisition of, the New Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the repre-sentatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the New Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the New Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. (Section 1203)

     If the Company fails to make any payment on the New Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the New Notes to accelerate the maturity thereof. See "- Events of Default."

     The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the New Notes. (Section 1202)

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the New Notes, and funds which would be otherwise payable to the holders of the New Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and the Company may be unable to meet its obligations fully with respect to the New Notes.

     Each New Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Guarantor Senior Indebtedness. The Indebtedness evidenced by the New Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the New Notes are subordinated to Senior Indebtedness and during any period when payment on the New Notes is blocked by Designated Senior Indebtedness, payment on the New Guarantees is similarly blocked.

     "Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the New Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include
(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit

Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company, (ii) Indebtedness outstanding under the Founders' Notes and (iii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the New Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, (viii) Indebtedness owed by the Company for compensation to employees or for services and (ix) Indebtedness outstanding under the Minority Note.

     "Guarantor Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any New Guarantee. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor, (ii) Indebtedness evidenced by any guarantee of the Founders' Notes and (iii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) Indebtedness evidenced by the New Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness,
(viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, (ix) Indebtedness owed by any Guarantor for compensation to employees or for services and (x) any guarantee of the Minority Note.

     "Designated Senior Indebtedness" is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

    As of October 1, 1997, the aggregate amount of Senior Indebtedness that ranked senior in right of payment to the Notes would have been $332.3 million, and the aggregate amount of indebtedness that is pari passu in right of payment with the New Notes would have been $400 million. See "Risk Factors Subordination of the New Notes and the New Guarantees; Asset Encumbrances." The Company's and its Subsidiaries' ability to incur additional Indebtedness is restricted as set forth under "- Certain

Covenants - Limitation on Indebtedness." Any Indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness.


NEW GUARANTEES

    The Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the New Notes. Such New Guarantees will be subordinated to the Guarantor Senior Indebtedness. See "- Subordination." As of October 1, 1997, the aggregate amount of Guarantor Senior Indebtedness that ranked senior in right of payment to the Guarantees would have been $332.3 million (including $325.6 million of outstanding indebtedness representing guarantees of Senior Indebtedness). In addition, under certain circumstances described under "- Certain Covenants Limitations on Issuances of Guarantees of and Pledges for Indebtedness," the Company is required to cause the execution and delivery of additional New Guarantees by Restricted Subsidiaries. (Section 1012)

     In addition, upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all of the assets of, any Guarantor, which is in compliance with the Indenture, such Guarantor shall be released from all its obligations under its New Guarantee.

     The Guarantors consist of all of the Company's existing Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee Inc. and the Trust which are: Chesapeake Television, Inc., a Maryland corporation, Chesapeake Television Licensee, Inc., a Delaware corporation, FSF-TV, Inc., a North Carolina corporation, KABB Licensee, Inc., a Delaware corporation, KDNL Licensee, Inc., a Delaware corporation, KSMO, Inc., a Maryland corporation, KSMO Licensee, Inc., a Delaware corporation, KUPN Licensee, Inc., a Maryland corporation, SCI-Indiana Licensee, Inc., a Delaware corporation, SCI-Sacramento Licensee, Inc., a Delaware corporation, Sinclair Communications, Inc., a
Maryland   corporation,   Sinclair  Radio  of  Albuquerque,   Inc.,  a  Maryland
corporation, Sinclair Radio of Albuquerque Licensee, Inc., a Delaware corporation, Sinclair Radio of Buffalo, Inc., a Maryland corporation, Sinclair Radio of Buffalo Licensee, Inc., a Delaware corporation, Sinclair Radio of Greenville, Inc., a Maryland corporation, Sinclair Radio of Greenville Licensee, Inc., a Delaware corporation, Sinclair Radio of Los Angeles, Inc., a Maryland corporation, Sinclair Radio of Los Angeles Licensee, Inc., a Delaware corporation, Sinclair Radio of Memphis, Inc., a Maryland corporation, Sinclair Radio of Memphis Licensee, Inc., a Delaware corporation, Sinclair Radio of Nashville, Inc., a Maryland corporation, Sinclair Radio of Nashville Licensee, Inc., a Delaware corporation, Sinclair Radio of New Orleans, Inc., a Maryland corporation, Sinclair Radio of New Orleans Licensee, Inc., a Delaware corporation, Sinclair Radio of St. Louis, Inc., a Maryland corporation, Sinclair Radio of St. Louis Licensee, Inc., a Delaware corporation, Sinclair Radio of Wilkes-Barre, Inc., a Maryland corporation, Sinclair Radio of Wilkes- Barre Licensee, Inc., a Delaware corporation, Superior Communications of Kentucky, Inc., a Delaware corporation, Superior Communications of Oklahoma, Inc., an OK corporation, Superior KY License Corp., a Delaware corporation, Superior OK License Corp., a Delaware corporation, Tuscaloosa Broadcasting, Inc., a Maryland corporation, WCGV, Inc., a Maryland corporation, WCGV Licensee, Inc., a Delaware corporation, WDBB, Inc., a Maryland corporation, WLFL, Inc., a Maryland corporation, WLFL Licensee, Inc., a Delaware corporation, WLOS Licensee, Inc., a Delaware corporation, WPGH, Inc., a Maryland corporation, WPGH Licensee, Inc., a Maryland corporation, WSMH, Inc., a Maryland corporation, WSMH Licensee, Inc., a Delaware corporation, WSTR, Inc., a Maryland corporation, WSTR Licensee, Inc., a Maryland corporation, WSYX, Inc., a Maryland corporation, WTTE, Channel 28, Inc., a Maryland corporation, WTTE, Channel 28 Licensee, Inc., a Maryland corporation, WTTO, Inc., a Maryland corporation, WTTO Licensee, Inc., a Delaware corporation, WTVZ, Inc., a Maryland corporation, WTVZ Licensee, Inc., a Maryland corporation, WYZZ, Inc., a Maryland corporation, WYZZ Licensee, Inc., a Delaware corporation.

CERTAIN COVENANTS


     The Indenture contains, among others, the following covenants:

     Limitation on Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness), except that the Company may incur Indebtedness and a Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is (x) on or prior to December 15, 1999, 7:1 or less or (y) after December 15, 1999, 6.5:1 or less.

     The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

       (i) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $50.0 million under any revolving credit facility thereunder;

       (ii) Indebtedness of the Company pursuant to the New Notes and Indebtedness of any Guarantor pursuant to a New Guarantee;

       (iii) Indebtedness of any Guarantor consisting of a guarantee of the Company's Indebtedness under the Bank Credit Agreement;

       (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on Schedule I thereto;

       (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the New Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the New Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

       (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the New Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its New Guarantee; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause
   (vi);

       (vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of " - Limitation on Issuances of Guarantees of and Pledges for Indebtedness;"

       (viii) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

       (ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of
   (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

       (x)  Indebtedness of the Company in addition to that described in clauses
   (i) through (ix) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000. (Section 1008)

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

       (i) declare or pay any dividend on, or make any  distribution  to holders
   of,  any  of  the  Company's   Equity  Interests  (other  than  dividends  or
   distributions payable solely in its Qualified Equity Interests);

       (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Company or any Affiliate thereof (except Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary);

       (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

       (iv) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

       (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

       (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; and (2) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

          (A) an amount equal to the Company's  Cumulative  Adjusted EBITDA less
       1.4 times the Company's Cumulative Consolidated Interest Expense; and

          (B) the aggregate Net Cash Proceeds received after December 9, 1993 by the Company from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below).

     (b) Notwithstanding the foregoing,  and in the case of clauses (ii) through
(v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as "Permitted Payments"):

       (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

       (ii) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company);

       (iii) the repurchase, redemption, or other acquisition or retirement of any Equity Interests of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section;

       (iv) any repurchase,  redemption,  defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Equity Interests of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section; and

       (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, as the case may be, provided that any such new Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
   (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the New Notes; (3) has a Stated Maturity for its final scheduled  principal  payment  later than the Stated  Maturity  for the final scheduled principal payment of the New Notes; and (4) is expressly subordinated in right of payment to the New Notes at least to the same extent as the Indebtedness to be refinanced. (Section 1009)

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of Independent Directors or, in the event there is only one Independent

Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company), (B) any transaction entered into by the Company or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of the Company, and (C) transactions in existence on the date of the Indenture. (Section 1010)

     Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the New Notes or the New Guarantee of such Guarantor, or subordinate in right of payment to the New Notes or such New Guarantee to at least the same extent as the New Notes or such New Guarantee are subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in the Indenture. (Section 1011)

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Indenture, or any income or profits therefrom, except if the New Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

     (a) any Lien existing as of the date of the Indenture and listed on a schedule thereto;

     (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; (7) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (c) any Lien now or hereafter existing on property of the Company or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of "Limitation on Indebtedness" and provided that the provisions described under "Limitation on Issuances of Guarantees of and Pledges for Indebtedness" are complied with;

     (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, in each case which Indebtedness is permitted under the provisions of "Limitation on Indebtedness"; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Subsidiaries;

     (e) any Lien securing Permitted Subsidiary Indebtedness; and

     (f) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby. (Section 1012)

     Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale is received in cash and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a Board resolution or in connection with an Asset Swap as determined in writing by a nationally recognized investment banking or appraisal firm); provided however, that in the event the Company or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (i) and (ii). Notwithstanding the foregoing, clause (i) of the preceding sentence shall not be applicable to any Asset Swap.

     (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds equals $5,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the New Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the New Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of New Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the New Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all New Notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the New Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the New Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

     (d) Whenever the Excess Proceeds received by the Company exceed $5,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the depositary or a paying agent of the amount required to purchase the New Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the New Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5,000,000 shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

     (e) If the Company  becomes  obligated to make an Offer  pursuant to clause
(c) above, the New Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all New Notes tendered.

     (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

     (g) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Indenture listed on a schedule thereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the New Notes than those existing on the date of the Indenture or
(ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of the Company to make an Offer to purchase the New Notes or, if such Offer is made, to pay for the New Notes tendered for purchase. (Section 1013)

     Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the New Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the New Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the New Notes are subordinated to Senior Indebtedness of the Company under the Indenture.

     (b) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than guarantees in existence on the date of the Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the New Notes on the same terms as the guarantee of such Indebtedness except that if the New Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such Indebtedness to the same extent as the New Notes are subordinated to such Indebtedness under the Indenture.

     (c) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the New Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon
(i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with the Indenture or (ii) (with respect to any Guarantees created after the date of the Indenture) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1014)

     Restriction on Transfer of Assets. The Company and the Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or property to any of the Company's Restricted Subsidiaries (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1,000,000 for any sale, conveyance, transfer, leases or disposition or series of related sales, conveyances, transfers, leases and dispositions and (b) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business." (Section 1015)

     Purchase of New Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of New Notes shall have the right to require that the Company purchase such holder's New Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such New Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

     Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of New Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any New Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any New Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of New Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the New Notes that might be delivered by holders of the New Notes seeking to accept the Change of Control Offer. The holders of the Old Notes have rights upon a Change of Control that are similar to the rights of holders of the New Notes. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. Moreover, the Bank Credit Agreement prohibits the repurchase of the New Notes by the Company. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture.

     The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the New Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a holder's right to require the Company to repurchase such holder's New Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

     "Change of Control" means the occurrence of either of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where
(A) the outstanding Voting Stock of the Company is changed into or exchanged for
(x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "- Limitation on Restricted Payments") and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger, Sale of Assets."

     "Permitted  Holders" means as of the date of determination (i) any of David
D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or
(iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

     The provisions of the Indenture will not afford holders of New Notes the right to require the Company to repurchase the New Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely  affect  holders  of the  New  Notes,  if  such  transaction  is not a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

     The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

     The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the New Notes or, if such Change of Control Offer is made, to pay for the New Notes tendered for purchase. (Section 1016)

     Limitation on Subsidiary Equity Interests. The Company will not permit any Restricted Subsidiary of the Company to issue any Equity Interests, except for
(i) Equity Interests issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). (Section 1017)

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in the Company or a Restricted Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture and listed as a schedule thereto; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the New Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture; and (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which on Asset Sale permitted under "Limitations on Sale of Assets" is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery. (Section 1018)

     Limitation on Unrestricted Subsidiaries. The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property. (Section 1019)

     Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event

(x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the New Note register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. (Section 1020)

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

     The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto: (i) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of "- Certain Covenants - Limitation on Indebtedness" (other than Permitted Indebtedness); (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the New Notes; (vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of "- Certain Covenants - Limitation on Liens" are complied with; and (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

     Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and giving effect thereto: (i) either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the Indenture; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with "- Certain Covenants - Limitations on Sale of Assets") with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (c) of "- Certain Covenants - Limitations on Issuances of Guarantees of and Pledges for Indebtedness." (Section 801)

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the New Notes or its New Guarantee, as the case may be. (Section 802)

EVENTS OF DEFAULT

     An Event of Default will occur under the Indenture if:

       (i) there shall be a default in the payment of any interest on any New Note when it becomes due and payable, and such default shall continue for a period of 30 days;

       (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any New Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

       (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding New Notes; (b) there shall be a default in the performance or breach of the provisions described in "- Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "- Certain Covenants - Limitation on Sale of Assets;" or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "- Certain Covenants - Purchase of Notes Upon a Change of Control;"

       (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

       (v) any New Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such New Guarantee;

       (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either
      (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

       (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

       (viii)  there  shall  have  been  the  entry  by  a  court  of  competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

       (ix) (a) the Company, any Guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Guarantor or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix). (Section 501)

     If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the New Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the holders of the New Notes); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of New Notes by appropriate judicial proceeding. If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs and is continu-ing, then all the New Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the New Notes, together with accrued and unpaid interest, if any, to the date the New Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the New Notes, the holders of the New Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of New Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if
(a) the Company has paid or deposited  with the Trustee a sum  sufficient to pay
(i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all New Notes, (iii) the principal of and premium, if any, on any New Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the New Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the New Notes; and (b) all Events of Default, other than the non-payment of principal of the New Notes which have become due solely by such declaration of acceleration, have been cured or waived. (Section 502)

     The holders of not less than a majority in aggregate principal amount of the New Notes outstanding may on behalf of the holders of all the New Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any New Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each New Note outstanding. (Section 513)

     The Company is also required to notify the Trustee within five business days of the occurrence of any Default. (Section 501) The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. (Section 1021) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the New Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 602)

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.


DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option, at any time, elect to have the obligations of the Company, each of the Guarantors and any other obligor upon the New Notes discharged with respect to the outstanding New Notes ("defeasance"). Such defeasance means that the Company, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding New Notes, except for (i) the rights of holders of outstanding New Notes to receive payments in respect of the principal of, premium, if any, and interest on such New Notes when such payments are due, (ii) the Company's obligations with respect to the New Notes concerning issuing temporary New Notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the New Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "- Events of Default" will no longer constitute an Event of Default with respect to the New Notes. (Sections 401, 402 and 403)

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the New Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding New Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after July 15, 2002 (such date being referred to as the "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding New Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vii) or (viii) under the first paragraph under "- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the New Notes to have a conflicting interest with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vii) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the New Notes or any New Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the New Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) the Company shall have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)


SATISFACTION AND DISCHARGE

     THE INDENTURE WILL CEASE TO BE OF FURTHER EFFECT (EXCEPT AS TO SURVIVING RIGHTS OF REGISTRATION OF TRANSFER or exchange of New Notes, as expressly provided for in the Indenture) as to all outstanding New Notes when (a) either
(i) all the New Notes theretofore authenticated and delivered (except lost, stolen or destroyed New Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all


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

New Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the New Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company or any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound. (Section 1301)


MODIFICATIONS AND AMENDMENTS

     Modifications and amendments of the indenture may be made by the Company, any Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding New Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding New Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any New Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any New Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "- Certain Covenants - Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "- Certain Covenants - Purchase of New Notes Upon a Change of Control," including amending, changing or modifying any definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding New Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding New Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each New Note affected thereby; (v) except as otherwise permitted under "- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the New Notes or any Guarantee in any manner adverse to the holders of the New Notes or any New Guarantee. (Section 902)

     The holders of a majority in  aggregate  principal  amount of the New Notes
outstanding  may  waive  compliance  with  certain  restrictive   covenants  and
provisions of the Indenture. (Section 1022)


GOVERNING LAW

     The Indenture, the New Notes and the New Guarantees will be governed by, and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.


PAYMENT AND PAYING AGENT

     Payments in respect of the Global Note shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Interest Payment Dates or, if the New Notes are not held by DTC, such payments shall be made at the office or agency of the Paying Agent maintained for such purpose, or at the option of the Company, by check mailed to the address of the holder entitled thereto as such address shall appear on the New Notes Register. The Paying Agent shall initially be First Union National Bank. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Company. In the event that First Union National Bank chooses no longer to be the Paying Agent, the Company shall appoint a successor (which shall be a bank or trust company) acceptable to the Company to act as Paying Agent.

BOOK-ENTRY SECURITIES; THE DEPOSITORY TRUST COMPANY; DELIVERY AND FORM

     DTC will act as notes depository for the New Notes.

     Except as described in the next paragraph, the New Notes initially will be represented by a Global Note. The Global Note will be deposited on the date of initial issuance with, or on behalf of DTC and registered in the name of Cede & Co. (DTC's nominee).

     The New Notes issued to institutional Accredited Investors will be issued as Certificated Notes. Upon the transfer to a QIB of any Certificated Note initially issued to a Non-Global Notes holder, such Certificated Note will, unless the Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Global Note.

     The laws of certain jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Note as represented by a global certificate.

     DTC has informed the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement of securities transactions among Participants through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Exchanges of New Notes that are represented by a Global Note within the DTC system must be made by or through Direct Participants, which will receive a credit for the New Notes on DTC's records. The ownership interest of each actual owner of each New Note ("Beneficial Owner") is in turn to be recorded on the Direct Participants and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their holdings, but Beneficial
Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners hold New Notes. Transfers of ownership interests in the New Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in New Notes, except as described below.

     DTC will have no knowledge of the actual Beneficial Owners of the New Notes; DTC's records will reflect only the identity of the Direct Participants to whose accounts such New Notes will be credited, which may or may not be the Beneficial Owners. The Participants will be responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the New Notes are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such New Notes in accordance with its procedures.

     Although voting with respect to the New Notes is limited in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to New Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the New Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the New Notes will be made by the Company to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of each such Participant and not of DTC or any Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Note will not be entitled to receive physical delivery of New Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Notes.

     DTC may discontinue providing its services as securities depository with respect to the New Notes at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depositary is not obtained, Certificated Securities representing the New Notes will be printed and delivered. If an Event of Default occurs under the Indenture or if the Company decides to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), Certificated Securities representing the New Notes will be printed and delivered.

     The New Notes will be delivered in certificated form if (i) DTC ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the New Notes, (ii) the Company so determines, or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the New Notes represented by such Global Note and such Event of Default or event continues for a period of 90 days.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources the Company believe to be reliable. Neither the Company nor any Trustee has any responsibility for the accuracy of such information or performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

     If the New Notes are issued to the public, the issuing entity will also seek to have such securities represented by a global certificate or certificates registered in the name of DTC or its nominees if permitted under the rules of DTC.


REGISTRAR AND TRANSFER AGENT

     The First Union National Bank will act as registrar and transfer agent for the New Notes (the "Notes Registrar").

     As described under "- Book-Entry Securities; The Depository Trust Company; Delivery and Form," so long as the New Notes are in book-entry form, registration of transfers and exchanges of New Notes will be made through Direct Participants and Indirect Participants in DTC. If physical certificates representing the New Notes are issued, registration of transfers and exchanges of New Notes will be effected without charge by or on behalf of the Company, but, in the case of a transfer, upon payment (with the giving of such indemnity as the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

     The Company will not be required to register or cause to be registered any transfer of New Notes during a period beginning 15 days prior to the mailing of notice of redemption of New Notes and ending on the day of such mailing.

                         DESCRIPTION OF THE OLD NOTES

     The terms of the Old Notes are identical in all material respects to those of the New Notes, except that the Old Notes (i) have not been registered under the Securities Act, and, accordingly, contain terms with respect to transfer restrictions, (ii) are entitled to certain registration rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), and (iii) are entitled under the Registration Rights Agreement to an increase in the rate of interest payments thereon in the event that the Company fails to comply with certain terms of the Registration Rights Agreement relating to the Exchange Offer. Certain relevant terms of the Registration Rights Agreement are described more fully below.

     The Registration Rights Agreement provides that, in the event that (i) due to a change in applicable law or current interpretations by the Commission, the Company and the Guarantors are not permitted to effect the Exchange Offer for all of the Old Notes, (ii) the Exchange Offer is not for any other reason consummated by December 14, 1997, (iii) any holder of the Old Notes shall, within 30 days after consummation of the Exchange Offer, notify the Company and the Guarantors that such holder (x) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) may not resell New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (z) is a broker-dealer and holds New Notes acquired directly from the Company and the Guarantors or an "affiliate" of the Company or any Guarantor, or
(iv) at the request of either of the Initial Purchasers, then in addition to or in lieu of conducting the Exchange Offer, the Company and the Guarantors will be required to file a registration statement (a "Shelf Registration Statement") covering resales (a) by the holders of the Old Notes in the event the Company and the Guarantors are not permitted to effect the Exchange Offer pursuant to the foregoing clause (i) or the Exchange Offer is not consummated by December 14, 1997 pursuant to the foregoing clause (i) or (ii) or (b) by the holders of Old Notes with respect to which the Company receives notice pursuant to the foregoing clauses (iii) or (iv), and will use their best efforts to cause any such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement continuously effective for two years from the effective date thereof or such shorter period that will terminate when all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Guarantors shall, if they file a Shelf Registration Statement, provide to each holder of the Old Notes copies of the related prospectus and notify each such holder when the Shelf Registration Statement has become effective. A holder that sells Old Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales.

     Under the Registration Rights Agreement, the Company and the Guarantors have agreed to use their best efforts to commence the Exchange Offer and issue the New Notes in exchange for all Old Notes validly tendered in accordance with the terms of the Exchange Offer prior to the close of the Exchange Offer, or, in addition or in the alternative, cause such Shelf Registration Statement to remain continuously effective for two years from the effective date thereof or such shorter period that will terminate when all of the Old Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. Each holder of the Old Notes, by virtue of being a holder, is bound by the provisions of the Registration Rights Agreement, which may require the holder to furnish notice or other information to the Company and the Guarantors as a condition to certain obligations of the Issuers to file a Shelf Registration Statement by a particular date or to maintain its effectiveness for the prescribed two-year period.

     If the Company and the Guarantors fail to comply with the above provisions, the Company and the Guarantors jointly and severally agreed to pay liquidated damages ("Penalty Amounts") to each holder of Old Notes or New Notes that are subject to transfer restrictions as follows. If either (A) the Company and the Guarantors have not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to December 14, 1997 or (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be


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

effective prior to two years from its original effective date or such shorter period that will terminate when all of the Old Notes covered by the Shelf
Registration Statement have been sold pursuant to the Shelf Registration Statement, then, subject to certain exceptions, Penalty Amounts shall be accrued on the Old Notes over and above the stated payment rates at a rate of .50% per annum for the first 60 days immediately following (x) December 15, 1997 in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Penalty Amounts rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Penalty Amounts rate on the applicable Old Notes may not exceed 1.5% per annum; and provided further that upon the exchange of New Notes for all Old Notes tendered in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from its original effective date (in the case of (iii) above), Penalty Amounts as a result of such clause (i), (ii) or (iii) shall cease to accrue.

     Any Penalty Amounts due pursuant to clause (i), (ii) or (iii) above will be payable in cash on the various payment dates related to the respective securities. The Penalty Amounts will be determined by multiplying the applicable Penalty Amounts rate by the Principal Amount of the Old Notes, multiplied by a fraction, the numerator of which is the number of days such Penalty Amount rate was applicable during such period, and the denominator of which is 360.

     The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement. Copies of the Registration Rights Agreement are available from the Company or the Initial Purchasers upon request. Holders of the Old Notes should review the information set forth under "Risk Factors - Certain Consequences of a Failure to Exchange Old Notes" and "Description of the New Notes."


                              CERTAIN DEFINITIONS

     "Acquired Indebtedness" means indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Adjusted EBITDA" means, for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts, minus
(f) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

     "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interest or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under "- Consolidation, Merger, Sale of Assets," (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of the Indenture or (C) that aggregates not more than $1,000,000 in gross proceeds.

     "Asset  Swap"  means  an  Asset  Sale  by the  Company  or  any  Restricted
Subsidiary in exchange for properties or assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bank  Credit  Agreement"  means  the Third  Amended  and  Restated  Credit
Agreement, dated as of May 20, 1997, between Sinclair, the subsidiaries of Sinclair identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS," the lenders named therein and The Chase Manhattan Bank as agent, as amended by the First Amendment and as such agreement may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with "- Certain Covenants - Limitation on Indebtedness;" provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by clause (i) of the definition of "Permitted Indebtedness."

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Capital Lease Obligation" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

     "Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

     "Consolidated Net Income (Loss)" means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Consolidated Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

     "Consolidated Net Worth" means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from September 30, 1993 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from September 30, 1993 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

     "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the New Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

     "Founders' Notes" means the term notes, dated September 30, 1990, made by the Company to Julian S. Smith and to Carolyn C. Smith pursuant to a stock redemption agreement, dated June 19, 1990, among the Company, certain of its Subsidiaries, Julian S. Smith, Carolyn C. Smith, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

     "Governmental Approval" means the final non-appealable grant by the Federal Communications Commission of the Permitted Acquisition to the extent required by applicable rules and regulations of the Federal Communications Commission.

     "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Guarantor" means the Subsidiaries listed as guarantors in the Indenture or any other guarantor of the Indenture Obligations. The Guarantors currently consist of all the Company's Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee Inc. and the Trust.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through
(viii) above; provided, however, that the term Indebtedness shall not include any obligations of the Company and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. The Indebtedness of the Company and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and the Restricted Subsidiaries. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

     "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the New Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the New Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the New Notes, according to the terms thereof.

     "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

     "Local Marketing Agreement" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party,
(ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages the acquisition of programming for a television station, (v) acts as a program consultant for a television station, or (vi) manages the operation of a television station generally.

     "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the offer date, or the redemption date and whether by declaration of acceleration, Offer in respect of excess proceeds, Change of Control, call for redemption or otherwise.

     "Minority Note" means the promissory note, dated December 26, 1986, made by the Company to Frederick M. Himes, B. Stanley Resnick and Edward A. Johnston, as representatives, pursuant to a stock purchase agreement, dated December 22, 1986, among the Company, Commercial Radio Institute, Inc., Chesapeake Television, Inc. and certain individuals.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under "- Certain Covenants - Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Debt to Adjusted EBITDA Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Company (excluding any such Disqualified Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary of the Company), less cash and cash equivalents to (b) adjusted EBITDA of the Company and its Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such
Indebtedness  was  incurred,   repaid  or  retired  at  the  beginning  of  such
four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).


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

     "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that is pari passu in right of payment to the New Notes or any Guarantees, as the case may be.

     "Permitted Subsidiary Indebtedness" means:

       (i) Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

       (ii) Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender's sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in "property and equipment" in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     "Preferred Equity Interest," as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

     "Public Equity Offering" means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10,000,000.

     "Qualified Equity Interests" of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor subordinated in right of payment to the New Notes or any New Guarantee, as the case may be.

     "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

     "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Corporation ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation

(other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "Certain Covenants - Limitation on Unrestricted Subsidiaries" covenant. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the "Certain Covenants Limitation on Indebtedness" covenant. Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee, Inc. and the Trust are Unrestricted Subsidiaries.

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Equity Interest of which is owned by the Company or another Wholly Owned Restricted Subsidiary. The Wholly Owned Restricted Subsidiaries of the Company currently consist of all the Company's Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc. and KDSM Licensee, Inc.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following summary describes certain United States federal income tax consequences of the acquisition, ownership and disposition of the New Notes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified so as to result in federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect holders of the New Notes. In addition, the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the consequences of the acquisition, ownership and disposition of the New Notes may differ from the treatment described below.

     The tax treatment of a holder of the New Notes may vary depending upon the particular situation of the holder. This summary is limited to investors who will hold the New Notes as capital assets within the meaning of Section 1221 of the Code and does not deal with holders that may be subject to special tax rules (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, holders whose functional currency is not the U.S. dollar or holders who will hold the New Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the New Notes and one or more other investments). Moreover, the summary is applicable only to holders that acquire New Notes for Old Notes pursuant to the Exchange Offer. As used herein, the term "U.S. Holder" means an individual who is a citizen or resident of the United States (including certain former citizens and former long-time residents); a partnership, corporation or other entity organized in or under the laws of the United States or any state thereof; an estate the income of which is subject to federal income taxation regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all the substantial decisions of the trust.

     This summary is for general information only and does not constitute, nor should it be considered as, legal or tax advice to prospective holders of the New Notes. Moreover, the summary does not address all aspects of federal income taxation that may be relevant to holders of the New Notes in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Prospective holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the New Notes.


CONSEQUENCES OF THE EXCHANGE OFFER

     An exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder should be treated as a continuation of the Old Notes in the hands of that holder. As a result, there should be no federal income tax consequences for holders who exchange Old Notes for New Notes. Such holders will have the same tax basis and holding period in the New Notes as the Old Notes exchanged therefor. For purposes of the following discussion, it is assumed that the New Notes and the Old Notes exchanged therefor will be treated as the same instruments for U.S. federal income tax purposes, and accordingly references to a "Note" (or with correlative meaning "Notes") include both a New Note and the Old Note for which that New
Note is exchanged.


INTEREST AND ORIGINAL ISSUE DISCOUNT

     The Notes will be treated as having been issued at an original issue discount. The original issue discount for a Note will be equal to the excess of the "stated redemption price at maturity" of the Note over its issue price (defined as the first price at which a substantial amount of Notes of the same issue is sold to the public). The "stated redemption price at maturity" of a
Note is the total of all payments provided by the Note that are not payments of "qualified stated interest." A U.S. Holder will be re-quired to include original issue discount on a Note in income as it accrues (using the constant-yield method described in the applicable United States Treasury Regulations), which will result in recognition of income before the receipt of cash attributable to such income.

     Qualified stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder's method of accounting for tax purposes. A "qualified stated interest" payment is a payment of stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Note, including short periods at a single fixed rate.

     A U.S. Holder may elect to treat all interest on a Note as original issue discount and calculate the amount includable in gross income under the constant-yield method. The election is made for the year in which the U.S. Holder acquired the Note, and may not be revoked without the consent of the United States Internal Revenue Service.

     A U.S. Holder that purchased an Old Note at a market discount, as defined in Section 1278 of the Code, will be subject to the market discount rules of the Code with respect to a New Note exchanged for that Old Note. A U.S. Holder that purchased an Old Note with bond premium, as defined in Section 171 of the Code, will be subject to the bond premium amortization rules of the Code with respect to a New Note exchanged for that Old Note.


PURCHASE, SALE AND RETIREMENT OF THE NOTES

     A U.S. Holder's adjusted tax basis in a Note will be its cost, (i) increased by the amount of any original issue discount and accrued market discount included in the U.S. Holder's income with respect to the Note, and (ii) reduced by the amount of any cash payments that are not qualified stated interest payments and any amortized bond premium with respect to the Note. A U.S. Holder will recognize gain or loss on the sale or retirement of a New Note equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's adjusted tax basis in the Note. As a general rule (with the exception, among other things, of amounts attributable to accrued but unpaid interest and accrued market discount not previously included in income), gain or loss recognized on the sale or retirement of a New Note will be capital gain or loss. For certain non-corporate U.S. Holders (including individuals), the rate of taxation of capital gain will depend upon (i) the U.S. Holder's holding period for the Note (with the lowest rate available only for a Note held more than 18 months) and (ii) the U.S. Holder's marginal tax rate for ordinary income. U.S. Holders should consult their tax advisors with respect to applicable rates and holding periods, and netting rules for capital losses.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "The Exchange Offer - Resales of New Notes."

     New Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company shall not be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).


                                 LEGAL MATTERS

     The validity of the New Notes being offered hereby and certain other legal matters regarding the New Notes will be passed upon for the Company by Thomas & Libowitz, P.A., Baltimore, Maryland, counsel to the Company, and by Wilmer, Cutler & Pickering, Baltimore, Maryland, special securities counsel and tax counsel to the Company.

                                    EXPERTS

     The Consolidated Financial Statements and schedules of the Company as of December 31, 1995 and 1996 and for each of the years ended December 31, 1994, 1995 and 1996, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of River City Broadcasting, L.P. as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Paramount Stations Group of Kerrville, Inc. as of December 31, 1994 and August 3, 1995 and for the year ended December 31, 1994 and the period from January 1, 1995 through August 3, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of KRRT, Inc. as of December 31, 1995 and for the period from July 25, 1995 through December 31, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Superior Communications Group, Inc. at December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Flint TV, Inc. as of December 31, 1994 and 1995 and for each of the years ended December 31, 1994 and 1995, incorporated by reference in this Prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are incorporated herein in reliance on the authority of said firm as experts in giving said reports.

     The financial statements of Kansas City TV 62 Limited Partnership and Cincinnati TV 64 Limited Partnership as of and for the year ended December 31, 1995 incorporated in this Prospectus by reference to the Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996 (filed May 17, 1996) have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Heritage Media Services, Inc. - Broadcasting Segment as of and for the year ended December 31, 1996, incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are incorporated herein in reliance on the authority of said firm as experts in giving said reports.


=======================================================        ====================================================
     NO PERSON IS  AUTHORIZED  IN  CONNECTION  WITH ANY
OFFER MADE  HEREBY TO GIVE ANY  INFORMATION  OR TO MAKE
ANY  REPRESENTATIONS  NOT CONTAINED IN THIS  PROSPECTUS
AND,   IF   GIVEN   OR  MADE,   SUCH   INFORMATION   OR
REPRESENTATIONS  MAY NOT BE RELIED  UPON AS HAVING BEEN                          OFFER FOR ALL OUTSTANDING
AUTHORIZED  BY THE COMPANY.  THIS  PROSPECTUS  DOES NOT                    9% SENIOR SUBORDINATED NOTES DUE 2007
CONSTITUTE  AN  OFFER TO SELL OR A  SOLICITATION  OF AN                               IN EXCHANGE FOR
OFFER TO BUY ANY  SECURITY  OTHER  THAN  THE NEW  NOTES                    9% SENIOR SUBORDINATED NOTES DUE 2007
OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL                      THAT HAVE BEEN REGISTERED UNDER
OR A  SOLICITATION  OF AN  OFFER  TO  BUY  ANY  OF  THE                          THE SECURITIES ACT OF 1933
SECURITIES   OFFERED   HEREBY  TO  ANY  PERSON  IN  ANY                                      OF
JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER
OR   SOLICITATION.   NEITHER   THE   DELIVERY  OF  THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER  SHALL UNDER ANY
CIRCUMSTANCES  CREATE ANY IMPLICATION  THAT INFORMATION
CONTAINED  HEREIN IS CORRECT AS OF ANY DATE  SUBSEQUENT                               [GRAPHIC OMITTED]
TO THE DATE HEREOF.


               --------------------------
                   TABLE OF CONTENTS


                                                   PAGE
                                                  -----
Summary .......................................      1
Risk Factors  .................................     12
Use of Proceeds  ..............................     26
Historical and Pro Forma Ratio of Earnings
   to Fixed Charges ...........................     27
Capitalization   ..............................     28
Selected Historical Consolidated Financial In-
   formation                                        29                            ------------------------
The Exchange Offer  ...........................     33                                 PROSPECTUS
Description of the New Notes ..................     40                              OCTOBER 10, 1997
Description of the Old Notes    ...............     63                            ------------------------
Certain Definitions ...........................     64
Certain Federal Income Tax Consequences  ......     72
Plan of Distribution   ........................     74
Legal Matters .................................     74
Experts .......................................     75

               --------------------------

     UNTIL  APRIL 8, 1998  (180 DAYS  AFTER THE DATE OF
THIS PROSPECTUS) ALL DEALERS EFFECTING  TRANSACTIONS IN
THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING
IN THIS  DISTRIBUTION,  MAY BE  REQUIRED  TO  DELIVER A
PROSPECTUS.


=======================================================        ====================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Amendment and Restatement and By-Laws of the Company state that the Company shall indemnify, and advance expenses to, its directors and officers whether serving the Company or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law. Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that the director's or officer's act or omission was material to the matter giving rise to the proceeding and the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

     Section 12 of Article II of the Amended By-Laws of the Company provides as follows:

     A director shall perform his duties as a director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the
Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

       (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

       (b) counsel, certified public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

       (c) a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

       A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

       The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the disposition of any claim or proceeding.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


 EXHIBIT NO.                                         DESCRIPTION
-------------   -------------------------------------------------------------------------------------
3.1*            Amended and Restated Articles of Incorporation of Sinclair Broadcast Group, Inc., as
                amended as of August 14, 1997
3.2             Amended By-Laws of Sinclair Broadcast Group, Inc., as amended as of May 31, 1995 (1)
3.3             Amended and Restated Charter of Chesapeake Television, Inc. (2)
3.4             Amended By-laws of Chesapeake Television, Inc. (2)
3.5             Certificate of Incorporation of Chesapeake Television Licensee, Inc. (2)
3.6             By-laws of Chesapeake Television Licensee, Inc. (2)
3.7             Articles of Incorporation of FSF-TV, Inc. (4)
3.8             By-laws of FSF-TV, Inc. (4)
3.9*            Certificate of Incorporation of KABB Licensee, Inc.
3.10*           By-laws of KABB Licensee, Inc.
3.11*           Certificate of Incorporation of KDNL Licensee, Inc.
3.12*           By-laws of KDNL Licensee, Inc.
3.13*           Articles of Incorporation of KSMO, Inc.
3.14*           By-laws of KSMO, Inc.
3.15*           Certificate of Incorporation of KSMO Licensee, Inc.
3.16*           By-laws of KSMO Licensee, Inc.
3.17*           Articles of Incorporation of KUPN Licensee, Inc.
3.18*           By-laws of KUPN Licensee, Inc.
3.19*           Certificate of Incorporation of SCI-Indiana Licensee, Inc.
3.20*           By-laws of SCI-Indiana Licensee, Inc.
3.21*           Certificate of Incorporation SCI-Sacramento Licensee, Inc.
3.22*           By-laws of SCI-Sacramento Licensee, Inc.
3.23*           Articles of Incorporation of Sinclair Communications, Inc.
3.24*           By-laws of Sinclair Communications, Inc.
3.25*           Articles of Incorporation of Sinclair Radio of Albuquerque, Inc.
3.26*           By-laws of Sinclair Radio of Albuquerque, Inc.
3.27*           Certificate of Incorporation of Sinclair Radio of Albuquerque Licensee, Inc.
3.28*           By-laws of Sinclair Radio of Albuquerque Licensee, Inc.
3.29*           Articles of Incorporation of Sinclair Radio of Buffalo, Inc.
3.30*           By-laws of Sinclair Radio of Buffalo, Inc.
3.31*           Certificate of Incorporation of Sinclair Radio of Buffalo Licensee, Inc.
3.32*           By-laws of Sinclair Radio of Buffalo Licensee, Inc.
3.33*           Articles of Incorporation of Sinclair Radio of Greenville, Inc.
3.34*           By-laws of Sinclair Radio of Greenville, Inc.
3.35*           Certificate of Incorporation of Sinclair Radio of Greenville Licensee, Inc.
3.36*           By-laws of Sinclair of Greenville Licensee, Inc.
3.37*           Articles of Incorporation of Sinclair Radio of Los Angeles, Inc.

 EXHIBIT NO.                                     DESCRIPTION
-------------   ------------------------------------------------------------------------------
3.38*           By-laws of Sinclair Radio of Los Angeles, Inc.
3.39*           Certificate of Incorporation of Sinclair Radio of Los Angeles Licensee, Inc.
3.40*           By-laws of Sinclair Radio of Los Angeles Licensee, Inc.
3.41*           Articles of Incorporation of Sinclair Radio of Memphis, Inc.
3.42*           By-laws of Sinclair Radio of Memphis, Inc.
3.43*           Certificate of Incorporation of Sinclair Radio of Memphis Licensee, Inc.
3.44*           By-laws of Sinclair Radio of Memphis Licensee, Inc.
3.45*           Articles of Incorporation of Sinclair Radio of Nashville, Inc.
3.46*           By-laws of Sinclair Radio of Nashville, Inc.
3.47*           Certificate of Incorporation of Sinclair Radio of Nashville Licensee, Inc.
3.48*           By-laws of Sinclair Radio of Nashville Licensee, Inc.
3.49*           Articles of Incorporation of Sinclair Radio of New Orleans, Inc.
3.50*           By-laws of Sinclair Radio of New Orleans, Inc.
3.51*           Certificate of Incorporation of Sinclair Radio of New Orleans Licensee, Inc.
3.52*           By-laws of Sinclair Radio of New Orleans Licensee, Inc.
3.53*           Articles of Incorporation of Sinclair Radio of St. Louis, Inc.
3.54*           By-laws of Sinclair Radio of St. Louis, Inc.
3.55*           Certificate of Incorporation of Sinclair Radio of St. Louis Licensee, Inc.
3.56*           By-laws of Sinclair Radio of St. Louis Licensee, Inc.
3.57*           Articles of Incorporation of Sinclair Radio of Wilkes-Barre, Inc.
3.58*           By-laws of Sinclair Radio of Wilkes-Barre, Inc.
3.59*           Certificate of Incorporation of Sinclair Radio of Wilkes-Barre Licensee, Inc.
3.60*           By-laws of Sinclair Radio of Wilkes-Barre Licensee, Inc.
3.61*           Certificate of Incorporation of Superior Communications of Kentucky, Inc.
3.62*           By-laws of Superior Communications of Kentucky, Inc.
3.63*           Articles of Incorporation of Superior Communications of Oklahoma, Inc.
3.64*           By-laws of Superior Communications of Oklahoma, Inc.
3.65*           Certificate of Incorporation of Superior KY License Corp.
3.66*           By-laws of Superior KY License Corp.
3.67*           Certificate of Incorporation of Superior OK License Corporation
3.68*           By-laws of Superior OK License Corporation
3.69            Articles of Incorporation of Tuscaloosa Broadcasting, Inc. (6)
3.70            By-laws of Tuscaloosa Broadcasting, Inc. (6)
3.71            Articles of Incorporation of WCGV, Inc. (2)
3.72            By-laws of WCGV, Inc. (2)
3.73            Certificate of Incorporation of WCGV Licensee, Inc. (2)
3.74            By-laws of WCGV Licensee, Inc. (2)
3.75*           Articles of Incorporation of WDBB, Inc.
3.76*           By-laws of WDBB, Inc.
3.77            Articles of Incorporation of WLFL, Inc. (4)

 EXHIBIT NO.                                           DESCRIPTION
-------------   -----------------------------------------------------------------------------------------
3.78            By-laws of WLFL, Inc. (4)
3.79            Certificate of Incorporation of WLFL Licensee, Inc. (4)
3.80            By-laws of WLFL Licensee, Inc. (4)
3.81*           Certificate of Incorporation of WLOS Licensee, Inc.
3.82*           By-laws of WLOS Licensee, Inc.
3.83            Articles of Incorporation of WPGH, Inc., as amended (2)
3.84            By-laws of WPGH, Inc. (2)
3.85            Amended and Restated Charter of WPGH Licensee, Inc. (2)
3.86            Amended By-laws of WPGH Licensee, Inc. (2)
3.87            Articles of Incorporation of WSMH, Inc. (4)
3.88            By-laws of WSMH, Inc. (4)
3.89            Certificate of Incorporation of WSMH Licensee, Inc. (4)
3.90            By-laws of WSMH Licensee, Inc. (4)
3.91*           Articles of Incorporation of WSTR, Inc.
3.92*           By-laws of WSTR, Inc.
3.93*           Articles of Incorporation of WSTR Licensee, Inc.
3.94*           By-laws of WSTR Licensee, Inc.
3.95*           Articles of Incorporation of WSYX, Inc.
3.96*           By-laws of WSYX, Inc.
3.97            Amended and Restated Charter of WTTE, Channel 28, Inc. (2)
3.98            Amended By-laws of WTTE, Channel 28, Inc. (2)
3.99            Amended and Restated Charter of WTTE, Channel 28 Licensee, Inc. (2)
3.100           Amended By-laws of WTTE, Channel 28 Licensee, Inc. (2)
3.101           Articles of Incorporation of WTTO, Inc. (2)
3.102           By-laws of WTTO, Inc. (2)
3.103           Certificate of Incorporation of WTTO Licensee, Inc. (2)
3.104           By-law of WTTO Licensee, Inc. (2)
3.105           Articles of Incorporation of WTVZ, Inc., as amended (5)
3.106           By-laws of WTVZ, Inc. (4)
3.107           Articles of Incorporation of WTVZ Licensee, Inc., as amended (5)
3.108           By-laws of WTVZ Licensee, Inc. (4)
3.109*          Articles of Incorporation of WYZZ, Inc.
3.110*          By-laws of WYZZ, Inc.
3.111*          Certificate of Incorporation of WYZZ Licensee, Inc.
3.112*          By-laws of WYZZ Licensee, Inc.
4.1             Indenture, dated as of July 2, 1997 among Sinclair Broadcast Group, Inc., the Guarantors
                (3) and First Union National Bank of Maryland (7)
4.2             Registration Rights Agreement, dated as of July 2, 1997 among Sinclair Broadcast Group,
                Inc., the Guarantors (3), Smith Barney Inc., Chase Securities Inc., Salomon Brothers Inc
                and Furman Selz (7)

 EXHIBIT NO.                                             DESCRIPTION
-------------   ----------------------------------------------------------------------------------------------
5.1*            Opinion of Wilmer, Cutler & Pickering as to the legality of the 9% Senior Subordinated Notes due 2007
5.2*            Opinion of Thomas & Libowitz as to the legality of the 9% Senior Subordinated Notes due
                2007
8.1*            Opinion of Wilmer, Cutler & Pickering as to certain federal income tax matters
12.1            Calculation of Ratio of Earnings to Fixed Charges of Sinclair Broadcast Group, Inc.
23.1            Consent of Arthur Andersen LLP, independent certified public accountants
23.2            Consent of KPMG Peat Marwick LLP, independent certified public accountants, relating to financial statements of River City Broadcasting, L.P.
23.3            Consent of Price Waterhouse LLP, independent accountants, relating to financial statements of Kansas City TV 62 Limited Partnership
23.4            Consent of Price Waterhouse LLP, independent accountants, relating to financial statements of Cincinnati TV 64 Limited Partnership
23.5            Consent of Ernst & Young LLP, independent certified public accountants, relating to financial statements of Superior Communication Group, Inc.
24              Powers of  Attorney  (Included  in the  signature  pages to the  Registration
                Statement)  25.1* Form T-1 Statement of Eligibility of First Union National Bank
                to act as trustee under the Indenture
99.1*           Form of Letter of Transmittal
99.2*           Form of Notice of Guaranteed Delivery
99.3*           Form of Exchange Agent Agreement


----------
(1) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-90682.

(2) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-69482.

(3) The Guarantors are Chesapeake Television, Inc., Chesapeake Television Licensee, Inc., FSF-TV, Inc., KABB Licensee, Inc., KDNL Licensee, Inc., KSMO, Inc., KSMO Licensee, Inc., KUPN Licensee, Inc., SCI-Indiana Licensee, Inc., SCI-Sacramento Licensee, Inc., Sinclair Communications, Inc., Sinclair Radio of Albuquerque, Inc., Sinclair Radio of Albuquerque Licensee, Inc., Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo Licensee, Inc., Sinclair Radio of Greenville, Inc., Sinclair Radio of Greenville Licensee, Inc., Sinclair Radio of Los Angeles, Inc., Sinclair Radio of Los Angeles Licensee, Inc., Sinclair Radio of Memphis, Inc., Sinclair Radio of Memphis Licensee, Inc., Sinclair Radio of Nashville, Inc., Sinclair Radio of
    Nashville Licensee, Inc., Sinclair Radio of New Orleans, Inc., Sinclair Radio of New Orleans Licensee, Inc., Sinclair Radio of St. Louis, Inc., Sinclair Radio of St. Louis Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc., Sinclair Radio of Wilkes-Barre Licensee, Inc., Superior Communications of Kentucky, Inc., Superior Communications of Oklahoma, Inc., Superior KY License Corp., Superior OK License Corp., Tuscaloosa Broadcasting Inc., WCGV, Inc., WCGV Licensee, Inc., WDBB, Inc., WLFL, Inc., WLFL Licensee, Inc., WLOS Licensee, Inc., WPGH, Inc., WPGH Licensee, Inc., WSMH, Inc., WSMH Licensee, Inc., WSTR, Inc., WSTR Licensee, Inc., WSYX, Inc., WTTE, Channel 28, Inc., WTTE, Channel 28 Licensee, Inc., WTTO, Inc., WTTO Licensee, Inc., WTVZ, Inc., WTVZ Licensee, Inc., WYZZ, Inc., and WYZZ Licensee, Inc.

(4) Incorporated by reference from the Company's Registration Statement on Form S-3, No. 33-94982.

(5) Incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-3, No. 33-94982.

(6) Incorporated by reference from Amendment No. 2 to the Company's Registration Statement on Form S-3, No. 33-94982.

(7) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

 *  Previously filed.

ITEM 22. UNDERTAKINGS

     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned registrants also hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Each of the undersigned registrants hereby undertakes:

       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     Each of the registrants undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 8th day of October, 1997.


                                     SINCLAIR BROADCAST GROUP, INC.

                                     By:                 *
                                        ---------------------------------------
                                        David D. Smith
                                        Chief Executive Officer and President

                                     THE GUARANTORS LISTED BELOW

                                     By:                 *
                                        ---------------------------------------
                                        David D. Smith
                                        President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                                TITLE                             DATE
-----------------------------   --------------------------------------------   ----------------
              *                 Chairman of The Board,                          October 8, 1997
---------------------------     Chief Executive Officer, President and
        David D. Smith          Director of Sinclair Broadcast Group,
                                Inc. and President and Director of the
                                Guarantors listed below (Principal
                                Executive Officer)


         /s/ DAVID B. AMY       Chief Financial Officer of Sinclair             October 8, 1997
---------------------------     Broadcast Group, Inc. and Director of
             David B. Amy       the Guarantors listed below (other than
                                Sinclair Communications, Inc.) (Principal
                                Financial and Accounting Officer of
                                Sinclair Broadcast Group, Inc. and the
                                Guarantors listed below)


              *                 Director of Sinclair Broadcast Group, Inc.      October 8, 1997
---------------------------     and Sinclair Communications, Inc.
     Frederick G. Smith


              *                 Director of Sinclair Broadcast Group, Inc.      October 8, 1997
---------------------------     and Sinclair Communications, Inc.
       J. Duncan Smith

              *                 Director of Sinclair Broadcast Group, Inc.      October 8, 1997
---------------------------     and Sinclair Communications, Inc.
        Robert E. Smith

              *                 Director of Sinclair Broadcast Group, Inc.      October 8, 1997
---------------------------     and Sinclair Communications, Inc.
        Basil A. Thomas


          SIGNATURE                                TITLE                             DATE
-----------------------------   --------------------------------------------   ----------------
              *                 Director of Sinclair Broadcast Group, Inc.      October 8, 1997
---------------------------     and Sinclair Communications, Inc.
     Lawrence E. McCanna


*By: /s/ David B. Amy
     -----------------------
    David B. Amy
    Attorney-in-fact

                                   GUARANTORS

Chesapeake Television, Inc.                       Sinclair Radio of Wilkes-Barre Licensee, Inc.
Chesapeake Television Licensee, Inc.              Superior Communications of Kentucky, Inc.
FSF-TV, Inc.                                      Superior Communications of Oklahoma, Inc.
KABB Licensee, Inc.                               Superior KY License Corp.
KDNL Licensee, Inc.                               Superior OK License Corp.
KSMO, Inc.                                        Tuscaloosa Broadcasting Inc.
KSMO Licensee, Inc.                               WCGV, Inc.
KUPN Licensee, Inc.                               WCGV Licensee, Inc.
SCI-Indiana Licensee, Inc.                        WDBB, Inc.
SCI-Sacramento Licensee, Inc.                     WLFL, Inc.
Sinclair Communications, Inc.                     WLFL Licensee, Inc.
Sinclair Radio of Albuquerque, Inc.               WLOS Licensee, Inc.
Sinclair Radio of Albuquerque Licensee, Inc.      WPGH, Inc.
Sinclair Radio of Buffalo, Inc.                   WPGH Licensee, Inc.
Sinclair Radio of Buffalo Licensee, Inc.          WSMH, Inc.
Sinclair Radio of Greenville, Inc.                WSMH Licensee, Inc.
Sinclair Radio of Greenville Licensee, Inc.       WSTR, Inc.
Sinclair Radio of Los Angeles, Inc.               WSTR Licensee, Inc.
Sinclair Radio of Los Angeles Licensee, Inc.      WSYX, Inc.
Sinclair Radio of Memphis, Inc.                   WTTE, Channel 28, Inc.
Sinclair Radio of Memphis Licensee, Inc.          WTTE, Channel 28 Licensee, Inc.
Sinclair Radio of Nashville, Inc.                 WTTO, Inc.
Sinclair Radio of Nashville Licensee, Inc.        WTTO Licensee, Inc.
Sinclair Radio of New Orleans, Inc.               WTVZ, Inc.
Sinclair Radio of New Orleans Licensee, Inc.      WTVZ Licensee, Inc.
Sinclair Radio of St. Louis, Inc.                 WYZZ, Inc.
Sinclair Radio of St. Louis Licensee, Inc.        WYZZ Licensee, Inc.
Sinclair Radio of Wilkes-Barre, Inc.

                                 EXHIBIT INDEX


 EXHIBIT NO.                                         DESCRIPTION
-------------   -------------------------------------------------------------------------------------
3.1*            Amended and Restated Articles of Incorporation of Sinclair Broadcast Group, Inc., as
                amended as of August 14, 1997
3.2             Amended By-Laws of Sinclair Broadcast Group, Inc., as amended as of May 31, 1995 (1)
3.3             Amended and Restated Charter of Chesapeake Television, Inc. (2)
3.4             Amended By-laws of Chesapeake Television, Inc. (2)
3.5             Certificate of Incorporation of Chesapeake Television Licensee, Inc. (2)
3.6             By-laws of Chesapeake Television Licensee, Inc. (2)
3.7             Articles of Incorporation of FSF-TV, Inc. (4)
3.8             By-laws of FSF-TV, Inc. (4)
3.9*            Certificate of Incorporation of KABB Licensee, Inc.
3.10*           By-laws of KABB Licensee, Inc.
3.11*           Certificate of Incorporation of KDNL Licensee, Inc.
3.12*           By-laws of KDNL Licensee, Inc.
3.13*           Articles of Incorporation of KSMO, Inc.
3.14*           By-laws of KSMO, Inc.
3.15*           Certificate of Incorporation of KSMO Licensee, Inc.
3.16*           By-laws of KSMO Licensee, Inc.
3.17*           Articles of Incorporation of KUPN Licensee, Inc.
3.18*           By-laws of KUPN Licensee, Inc.
3.19*           Certificate of Incorporation of SCI-Indiana Licensee, Inc.
3.20*           By-laws of SCI-Indiana Licensee, Inc.
3.21*           Certificate of Incorporation SCI-Sacramento Licensee, Inc.
3.22*           By-laws of SCI-Sacramento Licensee, Inc.
3.23*           Articles of Incorporation of Sinclair Communications, Inc.
3.24*           By-laws of Sinclair Communications, Inc.
3.25*           Articles of Incorporation of Sinclair Radio of Albuquerque, Inc.
3.26*           By-laws of Sinclair Radio of Albuquerque, Inc.
3.27*           Certificate of Incorporation of Sinclair Radio of Albuquerque Licensee, Inc.
3.28*           By-laws of Sinclair Radio of Albuquerque Licensee, Inc.
3.29*           Articles of Incorporation of Sinclair Radio of Buffalo, Inc.
3.30*           By-laws of Sinclair Radio of Buffalo, Inc.
3.31*           Certificate of Incorporation of Sinclair Radio of Buffalo Licensee, Inc.
3.32*           By-laws of Sinclair Radio of Buffalo Licensee, Inc.
3.33*           Articles of Incorporation of Sinclair Radio of Greenville, Inc.
3.34*           By-laws of Sinclair Radio of Greenville, Inc.
3.35*           Certificate of Incorporation of Sinclair Radio of Greenville Licensee, Inc.
3.36*           By-laws of Sinclair of Greenville Licensee, Inc.
3.37*           Articles of Incorporation of Sinclair Radio of Los Angeles, Inc.

 EXHIBIT NO.                                     DESCRIPTION
-------------   ------------------------------------------------------------------------------
3.38*           By-laws of Sinclair Radio of Los Angeles, Inc.
3.39*           Certificate of Incorporation of Sinclair Radio of Los Angeles Licensee, Inc.
3.40*           By-laws of Sinclair Radio of Los Angeles Licensee, Inc.
3.41*           Articles of Incorporation of Sinclair Radio of Memphis, Inc.
3.42*           By-laws of Sinclair Radio of Memphis, Inc.
3.43*           Certificate of Incorporation of Sinclair Radio of Memphis Licensee, Inc.
3.44*           By-laws of Sinclair Radio of Memphis Licensee, Inc.
3.45*           Articles of Incorporation of Sinclair Radio of Nashville, Inc.
3.46*           By-laws of Sinclair Radio of Nashville, Inc.
3.47*           Certificate of Incorporation of Sinclair Radio of Nashville Licensee, Inc.
3.48*           By-laws of Sinclair Radio of Nashville Licensee, Inc.
3.49*           Articles of Incorporation of Sinclair Radio of New Orleans, Inc.
3.50*           By-laws of Sinclair Radio of New Orleans, Inc.
3.51*           Certificate of Incorporation of Sinclair Radio of New Orleans Licensee, Inc.
3.52*           By-laws of Sinclair Radio of New Orleans Licensee, Inc.
3.53*           Articles of Incorporation of Sinclair Radio of St. Louis, Inc.
3.54*           By-laws of Sinclair Radio of St. Louis, Inc.
3.55*           Certificate of Incorporation of Sinclair Radio of St. Louis Licensee, Inc.
3.56*           By-laws of Sinclair Radio of St. Louis Licensee, Inc.
3.57*           Articles of Incorporation of Sinclair Radio of Wilkes-Barre, Inc.
3.58*           By-laws of Sinclair Radio of Wilkes-Barre, Inc.
3.59*           Certificate of Incorporation of Sinclair Radio of Wilkes-Barre Licensee, Inc.
3.60*           By-laws of Sinclair Radio of Wilkes-Barre Licensee, Inc.
3.61*           Certificate of Incorporation of Superior Communications of Kentucky, Inc.
3.62*           By-laws of Superior Communications of Kentucky, Inc.
3.63*           Articles of Incorporation of Superior Communications of Oklahoma, Inc.
3.64*           By-laws of Superior Communications of Oklahoma, Inc.
3.65*           Certificate of Incorporation of Superior KY License Corp.
3.66*           By-laws of Superior KY License Corp.
3.67*           Certificate of Incorporation of Superior OK License Corporation
3.68*           By-laws of Superior OK License Corporation
3.69            Articles of Incorporation of Tuscaloosa Broadcasting, Inc. (6)
3.70            By-laws of Tuscaloosa Broadcasting, Inc. (6)
3.71            Articles of Incorporation of WCGV, Inc. (2)
3.72            By-laws of WCGV, Inc. (2)
3.73            Certificate of Incorporation of WCGV Licensee, Inc. (2)
3.74            By-laws of WCGV Licensee, Inc. (2)
3.75*           Articles of Incorporation of WDBB, Inc.
3.76*           By-laws of WDBB, Inc.
3.77            Articles of Incorporation of WLFL, Inc. (4)

 EXHIBIT NO.                                           DESCRIPTION
-------------   -----------------------------------------------------------------------------------------
3.78            By-laws of WLFL, Inc. (4)
3.79            Certificate of Incorporation of WLFL Licensee, Inc. (4)
3.80            By-laws of WLFL Licensee, Inc. (4)
3.81*           Certificate of Incorporation of WLOS Licensee, Inc.
3.82*           By-laws of WLOS Licensee, Inc.
3.83            Articles of Incorporation of WPGH, Inc., as amended (2)
3.84            By-laws of WPGH, Inc. (2)
3.85            Amended and Restated Charter of WPGH Licensee, Inc. (2)
3.86            Amended By-laws of WPGH Licensee, Inc. (2)
3.87            Articles of Incorporation of WSMH, Inc. (4)
3.88            By-laws of WSMH, Inc. (4)
3.89            Certificate of Incorporation of WSMH Licensee, Inc. (4)
3.90            By-laws of WSMH Licensee, Inc. (4)
3.91*           Articles of Incorporation of WSTR, Inc.
3.92*           By-laws of WSTR, Inc.
3.93*           Articles of Incorporation of WSTR Licensee, Inc.
3.94*           By-laws of WSTR Licensee, Inc.
3.95*           Articles of Incorporation of WSYX, Inc.
3.96*           By-laws of WSYX, Inc.
3.97            Amended and Restated Charter of WTTE, Channel 28, Inc. (2)
3.98            Amended By-laws of WTTE, Channel 28, Inc. (2)
3.99            Amended and Restated Charter of WTTE, Channel 28 Licensee, Inc. (2)
3.100           Amended By-laws of WTTE, Channel 28 Licensee, Inc. (2)
3.101           Articles of Incorporation of WTTO, Inc. (2)
3.102           By-laws of WTTO, Inc. (2)
3.103           Certificate of Incorporation of WTTO Licensee, Inc. (2)
3.104           By-law of WTTO Licensee, Inc. (2)
3.105           Articles of Incorporation of WTVZ, Inc., as amended (5)
3.106           By-laws of WTVZ, Inc. (4)
3.107           Articles of Incorporation of WTVZ Licensee, Inc., as amended (5)
3.108           By-laws of WTVZ Licensee, Inc. (4)
3.109*          Articles of Incorporation of WYZZ, Inc.
3.110*          By-laws of WYZZ, Inc.
3.111*          Certificate of Incorporation of WYZZ Licensee, Inc.
3.112*          By-laws of WYZZ Licensee, Inc.
4.1             Indenture, dated as of July 2, 1997 among Sinclair Broadcast Group, Inc., the Guarantors
                (3) and First Union National Bank of Maryland (7)
4.2             Registration Rights Agreement, dated as of July 2, 1997 among Sinclair Broadcast Group,
                Inc., the Guarantors (3), Smith Barney Inc., Chase Securities Inc., Salomon Brothers Inc
                and Furman Selz (7)

 EXHIBIT NO.                                             DESCRIPTION
-------------   ----------------------------------------------------------------------------------------------
5.1*            Opinion of Wilmer, Cutler & Pickering as to the legality of the 9% Senior Subordinated Notes due 2007
5.2*            Opinion of Thomas & Libowitz as to the legality of the 9% Senior Subordinated Notes due
                2007
8.1*            Opinion of Wilmer, Cutler & Pickering as to certain federal income tax matters
12.1            Calculation of Ratio of Earnings to Fixed Charges of Sinclair Broadcast Group, Inc.
23.1            Consent of Arthur Andersen LLP, independent certified public accountants
23.2            Consent of KPMG Peat Marwick LLP, independent certified public accountants, relating to financial statements of River City Broadcasting, L.P.
23.3            Consent of Price Waterhouse LLP, independent accountants, relating to financial statements of Kansas City TV 62 Limited Partnership
23.4            Consent of Price Waterhouse LLP, independent accountants, relating to financial statements of Cincinnati TV 64 Limited Partnership
23.5            Consent of Ernst & Young LLP, independent certified public accountants, relating to financial statements of Superior Communication Group, Inc.
24              Powers of  Attorney  (Included  in the  signature  pages to the  Registration
                Statement)  25.1* Form T-1 Statement of Eligibility of First Union National Bank
                to act as trustee under the Indenture
99.1*           Form of Letter of Transmittal
99.2*           Form of Notice of Guaranteed Delivery
99.3*           Form of Exchange Agent Agreement


----------
(1) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-90682.

(2) Incorporated by reference from the Company's Registration Statement on Form S-1, No. 33-69482.

(3) The Guarantors are Chesapeake Television, Inc., Chesapeake Television Licensee, Inc., FSF-TV, Inc., KABB Licensee, Inc., KDNL Licensee, Inc., KSMO, Inc., KSMO Licensee, Inc., KUPN Licensee, Inc., SCI-Indiana Licensee, Inc., SCI-Sacramento Licensee, Inc., Sinclair Communications, Inc., Sinclair Radio of Albuquerque, Inc., Sinclair Radio of Albuquerque Licensee, Inc., Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo Licensee, Inc., Sinclair Radio of Greenville, Inc., Sinclair Radio of Greenville Licensee, Inc., Sinclair Radio of Los Angeles, Inc., Sinclair Radio of Los Angeles Licensee, Inc., Sinclair Radio of Memphis, Inc., Sinclair Radio of Memphis Licensee, Inc., Sinclair Radio of Nashville, Inc., Sinclair Radio of
    Nashville Licensee, Inc., Sinclair Radio of New Orleans, Inc., Sinclair Radio of New Orleans Licensee, Inc., Sinclair Radio of St. Louis, Inc., Sinclair Radio of St. Louis Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc., Sinclair Radio of Wilkes-Barre Licensee, Inc., Superior Communications of Kentucky, Inc., Superior Communications of Oklahoma, Inc., Superior KY License Corp., Superior OK License Corp., Tuscaloosa Broadcasting Inc., WCGV, Inc., WCGV Licensee, Inc., WDBB, Inc., WLFL, Inc., WLFL Licensee, Inc., WLOS Licensee, Inc., WPGH, Inc., WPGH Licensee, Inc., WSMH, Inc., WSMH Licensee, Inc., WSTR, Inc., WSTR Licensee, Inc., WSYX, Inc., WTTE, Channel 28, Inc., WTTE, Channel 28 Licensee, Inc., WTTO, Inc., WTTO Licensee, Inc., WTVZ, Inc., WTVZ Licensee, Inc., WYZZ, Inc., and WYZZ Licensee, Inc.

(4) Incorporated by reference from the Company's Registration Statement on Form S-3, No. 33-94982.

(5) Incorporated by reference from Amendment No. 1 to the Company's Registration Statement on Form S-3, No. 33-94982.

(6) Incorporated by reference from Amendment No. 2 to the Company's Registration Statement on Form S-3, No. 33-94982.

(7) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

 *  Previously filed.